UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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3M Science. Applied to Life.™

2017 Notice of Annual Meeting & Proxy Statement

Inge G. Thulin Chairman of the Board, President and Chief Executive Officer
March 22, 2017

DEAR STOCKHOLDER:

We are pleased to invite you to attend 3M’s Annual Meeting of Stockholders, which will be held on Tuesday, May 9, 2017, at 8:30 a.m., Eastern Daylight Time at a new location at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204. Aearo Technologies, an important business that is part of our Safety & Graphics Business Group, is headquartered in Indianapolis and we are excited about having our Annual Meeting in Indianapolis for the first time. We will also provide a live webcast of the meeting.

Details regarding admission to the meeting and the business to be conducted are provided in the accompanying Notice of Annual Meeting and Proxy Statement. We will report on Company operations and discuss our future plans. There will also be time for your questions and comments.

We sincerely hope you will be able to join us at the Annual Meeting. For information on how to attend the Annual Meeting, or listen to the live webcast, please read “Annual Meeting Admission” on page 75 of the accompanying Proxy Statement. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote your proxy on the Internet, by telephone, or, if this Proxy Statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.

Thank you for your ongoing support of 3M.

Sincerely,

2017 Proxy Statement  |  I

Notice of 2017 Annual Meeting of Stockholders

Time and Date 8:30 a.m., Eastern Daylight Time Tuesday, May 9, 2017	Place Conrad Indianapolis 50 West Washington Street Indianapolis, Indiana 46204

Items of Business
1.	Elect the eleven directors identified in the Proxy Statement, each for a term of one year.
2.	Ratify the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm for 2017.
3.	Approve, on an advisory basis, the compensation of our named executive officers.
4.	Approve, on an advisory basis, the frequency of advisory votes on executive compensation.
5.	Consider one stockholder proposal, if properly presented at the meeting.
6.	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Record Date

You are entitled to vote if you were a stockholder of record at the close of business on Tuesday, March 14, 2017.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Annual Report

Our 2016 Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting www.proxyvote.com, if you have received the Notice of Internet Availability of Proxy Materials, or previously consented to the electronic delivery of proxy materials.

By Order of the Board of Directors,

Gregg M. Larson
Vice President, Deputy General Counsel and Secretary

3M Company
3M Center, St. Paul, Minnesota 55144

II  |  3M

Director Nominees	1
Corporate Governance Highlights	2
Significant Corporate Governance Actions	3
Executive Compensation	3
2016 Financial Performance and Business Highlights	3
Elements of Target 2016 Total Direct Compensation	4
Compensation Policies and Practices	4
Noteworthy Compensation Actions During 2016	5

CORPORATE GOVERNANCE AT 3M	6

AUDIT COMMITTEE MATTERS	31
Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm for 2017	31
Audit Committee Report	32
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Accounting Firm	33
Fees of the Independent Accounting Firm	33
Audit Committee Restrictions on Hiring Employees of the Independent Accounting Firm	34

2017 Proxy Statement  |  III

EXECUTIVE COMPENSATION	35

STOCKHOLDER PROPOSAL	70
Proposal No. 5: Stockholder Proposal on Implementation of Holy Land Principles	70
Board’s Statement Opposing the Proposal	71

STOCK OWNERSHIP INFORMATION	72
Security Ownership of Management	72
Common Stock and Total Stock-Based Holdings	72
Security Ownership of Certain Beneficial Owners	73
Section 16(a) Beneficial Ownership Reporting Compliance	74

OTHER INFORMATION	75

APPENDIX A - SUPPLEMENTAL FINANCIAL INFORMATION — NON-GAAP MEASURES	83

IV  |  3M

VOTING ROADMAP

Voting Items

PROPOSALS		THE BOARD’S VOTING RECOMMENDATIONS	RATIONALE FOR SUPPORT	FOR FURTHER DETAILS
1.	Elect the eleven directors identified in this Proxy Statement, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of skills and qualifications to the Board and can represent the interests of all stockholders.	Page 6
2.	Ratify the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm for 2017.	“FOR”	Based on its assessment of the qualifications and performance of PricewaterhouseCoopers LLP (“PwC”) the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain PwC.	Page 31
3.	Approve, on an advisory basis, the compensation of our named executive officers.	“FOR”	Our executive compensation program appropriately aligns our executives’ compensation with the performance of the Company and its business units as well as their individual performance.	Page 35
4.	Approve, on an advisory basis, the frequency of advisory votes on executive compensation.	Every “1 year”	The Board believes that annual votes will provide the clearest and most useful feedback from stockholders to the Company and the Compensation Committee in this important area.	Page 36
5.	Stockholder proposal on Implementation of Holy Land Principles, if properly presented at the meeting.	“AGAINST”	See the Board’s opposition statement.	Page 70

How to Vote

Whether or not you plan to attend the meeting, please provide your proxy by either using the Internet or telephone as further explained in this Proxy Statement or filling in, signing, dating, and promptly mailing a proxy card.

BY TELEPHONE
In the U.S. or Canada, you can vote your shares toll-free by calling 1-800-690-6903.

BY INTERNET
You can vote your shares online at www.proxyvote.com.

BY MAIL
You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

ATTENDING THE MEETING
If you wish to attend the Annual Meeting in person, you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with a valid government issued photo identification must be presented in order to be admitted to the Annual Meeting. Please refer to the section entitled “Annual Meeting Admission” on page 75 of the Proxy Statement for further details.

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 9, 2017.

The Notice of Annual Meeting, Proxy Statement, and 2016 Annual Report are available at www.proxyvote.com. Enter the 16-digit control number located in the box next to the arrow on the Notice of Internet Availability of Proxy Materials or proxy card to view these materials.

THIS PROXY STATEMENT AND PROXY CARD, OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, ARE BEING DISTRIBUTED TO STOCKHOLDERS ON OR ABOUT MARCH 22, 2017.

2017 Proxy Statement  |  V

PROXY
HIGHLIGHTS

Director Nominees

DIRECTOR NOMINEE AND OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER CURRENT PUBLIC BOARDS	3M COMMITTEES
					A	C	F	N&G
Sondra L. Barbour	54	2014	YES
Retired Executive Vice President, Information
Systems and Global Solutions, Lockheed
Martin Corporation
Thomas “Tony” K. Brown	61	2013	YES	- ConAgra Foods, Inc.
Retired Group Vice President, Global				- Tower International, Inc.
Purchasing, Ford Motor Company				(non-executive chair)
Vance D. Coffman	72	2002	YES	- Deere & Company
Retired Chairman of the Board				(presiding director)
and Chief Executive Officer,
Lockheed Martin Corporation
David B. Dillon	65	2015	YES	- Union Pacific Corporation
Retired Chairman of the Board and
Chief Executive Officer, The Kroger Co.
Michael L. Eskew	67	2003	YES	- The Allstate Corporation
Independent Lead Director				- Eli Lilly and Company
Retired Chairman of the Board and Chief				- International Business Machines
Executive Officer, United Parcel Service, Inc.				Corporation (presiding director)
Herbert L. Henkel	68	2007	YES	- The Allstate Corporation
Retired Chairman of the Board and				- C. R. Bard, Inc.
Chief Executive Officer, Ingersoll-Rand plc				- Herc Holdings, Inc.
				(non-executive chair)
Muhtar Kent	64	2013	YES	- The Coca-Cola Company
Chairman of the Board and Chief Executive
Officer, The Coca-Cola Company
Edward M. Liddy	71	2000	YES	- Abbott Laboratories
Retired Chairman of the Board and				- AbbVie, Inc.
Chief Executive Officer,				- The Boeing Company
The Allstate Corporation
Gregory R. Page	65	2016	YES	- Deere & Company
Retired Chairman of the Board and				- Eaton Corporation plc
Chief Executive Officer,
Cargill, Incorporated
Inge G. Thulin	63	2012	NO	- Chevron Corporation
Chairman of the Board, President and
Chief Executive Officer, 3M Company
Patricia A. Woertz	64	2016	YES	- The Procter & Gamble Company
Retired Chairman of the Board and Chief Executive				- Royal Dutch Shell plc
Officer, Archer-Daniels-Midland Company
A: Audit	F: Finance	Chair
C: Compensation	N&G: Nominating and Governance	Member

2017 Proxy Statement  |  1

Corporate Governance Highlights

BOARD SIZE AND INDEPENDENCE	INDEPENDENT LEAD DIRECTOR	MEETING ATTENDANCE
●11 out of 12 Directors are independent	●Independent Lead Director with robust authority ●Combined Chairman and CEO positions	99% ●Overall attendance at Board and committee meetings ●There were SIX Board meetings in 2016

DIRECTOR TENURE	DIRECTOR AGE	OTHER PUBLIC COMPANY BOARDS

The Corporate Governance Highlights above reflect the Board’s current 12 directors. One of the directors, Robert J. Ulrich, is no longer eligible to stand for re-election as he has reached the mandatory retirement age.

DIRECTOR NOMINEES SKILLS AND EXPERIENCE

The Nominating and Governance Committee identifies, reviews, and recommends nominees to the Board for approval. The Committee seeks individuals with distinguished records of leadership and success and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee considers a wide range of factors and experiences, including ensuring an experienced, qualified Board with expertise in the following areas relevant to 3M. The numbers in parentheses represent the number of director nominees who possess each of the skills and experiences.

2  |  3M

Significant Corporate Governance Actions

We recently implemented several changes that demonstrate our ongoing commitment to strong corporate governance practices:

Board Refreshment

We regularly add directors to infuse new ideas and fresh perspectives into the boardroom. In the past four years, six new independent directors have joined our Board. In recruiting directors, we focus on how the experience and skill set of each individual complements those of their fellow directors to create a balanced board with diverse viewpoints and backgrounds, deep expertise, and strong leadership experience. Gregory R. Page and Patricia A. Woertz joined the Board in February 2016. Both are accomplished business leaders with significant experience directly relevant to 3M’s strategic vision and business strategies. Gregory R. Page is the retired Chairman of the Board and Chief Executive Officer of Cargill, Incorporated and brings exceptional experience in running a complex global business. Patricia A. Woertz is the retired Chairman of the Board and Chief Executive Officer of Archer-Daniels-Midland Company and brings considerable experience in creating stockholder value, global operations, and risk management.

Stockholder Engagement

We maintain a vigorous stockholder engagement program. During 2016, members of senior management met with a cross-section of stockholders owning approximately 35 percent of our outstanding shares. The meetings included an overview of the Company and a discussion of the Company’s practices on corporate governance. 3M’s Chief Sustainability Officer also attended these meetings and summarized 3M’s more than 40 years of environmental stewardship. The feedback from these meetings was shared with the Board of Directors and helped inform the Board on corporate governance practices and trends.

Executive Compensation

2016 Financial Performance and Business Highlights

For 3M, 2016 was a year of strong financial performance achieved through disciplined execution in a challenging macro environment.

EARNINGS PER SHARE GROWTH	ORGANIC LOCAL CURRENCY SALES GROWTH	RETURN ON INVESTED CAPITAL*	FREE CASH FLOW CONVERSION*

+7.7%	-0.1%	22.6%	104%

●Earnings per share grew from $7.58 in 2015 to $8.16 in 2016 ●Expanded full-year operating income margins 110 basis points to 24.0 percent	●Continued low-growth external environment ●Four of five Business Groups were flat to positive ●Three of four geographic areas were positive	●Efficiently deploying capital across the business ●Fourth consecutive year of at least 20 percent	●Third consecutive year greater than 100 percent

We believe that our ability to deliver consistent results over time is reflected in our total stockholder return, which was in the top one-third of our executive compensation peer group for the one-, three-, and five-year periods ending on December 31, 2016. For additional information, see “Total Stockholder Return” on page 40 of this Proxy Statement.

*	See Appendix A to this Proxy Statement for a reconciliation of free cash flow and free cash flow conversion to our results as reported under generally accepted accounting principles in the United States and the calculation of return on invested capital as shown here.

2017 Proxy Statement  |  3

Other noteworthy accomplishments include the following:

●	Celebrated the grand opening of our new $150 million laboratory in St. Paul, Minnesota;
●	Achieved 100 consecutive years of paying dividends to stockholders;
●	Returned $6.4 billion to stockholders via dividends and gross share repurchases;
●	Awarded 668 patents in the United States and 3,770 globally, bringing the total to more than 109,000 patents awarded to 3M throughout its corporate history;
●	Improved our employment brand by earning recognition as the “Top Dream Company” in the 2016 Millennial Career Survey conducted by the National Society of High School Scholars; and
●	Continued progress on our three key levers: Portfolio Management, Investing in Innovation, and Business Transformation.

For more information concerning our financial performance and its impact on the compensation of our executives, see page 37 of this Proxy Statement. For more complete information concerning our financial performance, see our Annual Report available at www.proxyvote.com.

Elements of Target 2016 Total Direct Compensation

The illustration below shows how the target Total Direct Compensation of the Named Executive Officers was apportioned among base salary, annual incentives and long-term incentives for 2016.

CEO	Other NEOs (Average)

Compensation Policies and Practices

Our compensation program is designed to provide appropriate performance incentives and avoid compensation practices that do not promote the interests of our stockholders.

WE DO	WE DO NOT

✓Maintain a strong alignment between corporate performance and compensation by having a majority of Total Direct Compensation consist of performance-based compensation.
✓Conduct an annual assessment to identify and mitigate risks in the design of our incentive compensation programs.
✓Have a comprehensive clawback policy.
✓Use an independent compensation consultant retained by, and reporting directly to, the Compensation Committee.
✓Limit the number and amount of executive perquisites.
✓Prohibit our executive officers from hedging or pledging 3M common stock.
✓Maintain robust stock ownership guidelines applicable to all of our executive officers.
✓Conduct competitive benchmarking to align executive compensation with the market.

✗Have employment, severance, or change in control agreements with any of our executive officers.
✗Provide tax gross-ups on executive perquisites.
✗Have agreements that would provide automatic “single-trigger” accelerated vesting of equity compensation or excise tax gross-up payments to any of our executive officers in the event of a change in control.
✗Provide dividends or dividend equivalents on unearned equity awards.
✗Reprice stock options without the approval of 3M stockholders, except for “anti-dilution” adjustments (such as adjustments in connection with a stock split, spinoff, etc.)

4  |  3M

Noteworthy Compensation Actions During 2016

During 2016, we implemented the following changes with respect to our executive compensation program:

●

Amended the definition of “Retirement” in our Annual Incentive Plan and our 2008 Long-Term Incentive Plan effective as of January 1, 2016, to mean a termination of employment with the Company after attaining age 55 with at least 10 years of service. Prior to this change, the term “Retirement” meant a termination of employment with the Company after attaining age 55 with at least five years of service. This change was made to better align the benefits of long-term service to the Company with the commitment required to earn them. The previous definition continues to apply to awards granted under our 2008 Long-Term Incentive Plan before January 1, 2016.

●	Recalculated the number of shares required to be beneficially owned by our executive officers in order to maintain compliance with our stock ownership guidelines, effective December 31, 2016.

2017 Proxy Statement  |  5

CORPORATE
GOVERNANCE AT 3M

Proposal No. 1: Elect the Eleven Directors Identified in this Proxy Statement

At the 2017 Annual Meeting, eleven directors are to be elected to hold office until the 2018 Annual Meeting of Stockholders and until their successors have been elected and qualified. All nominees are presently 3M directors who were elected by stockholders at the 2016 Annual Meeting. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement. Robert J. Ulrich is no longer eligible to stand for reelection as he has reached the mandatory retirement age under the Board’s Corporate Governance Guidelines. Mr. Ulrich will continue to serve as a director until the 2017 Annual Meeting, at which time the size of the Board will be decreased to eleven directors.

The Nominating and Governance Committee reviewed the Board Membership Criteria (described on page 13) and the specific experience, qualifications, attributes, and skills of each nominee, including membership(s) on the boards of directors of other public companies. The following pages contain biographical and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes, and skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a director. In addition, the majority of our directors serve or have served on boards and board committees (including as committee chairs) of other public companies, which the Board believes provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

6  |  3M

Nominees for Director:

SONDRA L. BARBOUR

Retired Executive Vice President, Information Systems & Global
Solutions, Lockheed Martin Corporation

Age	54
Director since	2014
Other current directorships	None
3M Board committee(s)	Audit and Finance Committees
Independent	Yes

Professional Highlights
Ms. Barbour is the Retired Executive Vice President, Information Systems & Global Solutions, Lockheed Martin Corporation, a high technology aerospace and defense company. Ms. Barbour served as Executive Vice President, Information Systems & Global Solutions from 2013 until August 2016, when that business combined with Leidos Holdings, Inc. From August 2016 until January 2017 she was on the executive staff of Leidos Holdings, Inc. Ms. Barbour joined Lockheed Martin in 1986 and served in various leadership capacities and has extensive technology experience, notably in the design and development of large-scale information systems. From 2008 to 2013 she served as Senior Vice President, Enterprise Business Services and Chief Information Officer, heading all of the corporation’s internal information technology operations, including protecting the company’s infrastructure and information from cyber threats. Prior to that role she served as Vice President, Corporate Shared Services from 2007 to 2008 and Vice President, Corporate Internal Audit from 2006 to 2007 providing oversight of supply chain activities, internal controls, and risk management.

Nominee Qualifications
Ms. Barbour’s degree in Computer Science and Accounting from Temple University, her leadership roles and experiences in Information Systems and Global Solutions at Lockheed Martin, her skills in information technology operations, including cyber security expertise, financial, internal controls and audit matters, and her experiences as a senior executive at Lockheed Martin, qualify her to serve as a director of 3M.

THOMAS “TONY” K. BROWN

Retired Group Vice President, Global Purchasing,
Ford Motor Company

Age	61
Director since	2013
Other current directorships	—ConAgra Foods, Inc., —Tower International, Inc. (non-executive chair)
3M Board committee(s)	Audit and Finance Committees
Independent	Yes

Professional Highlights
Mr. Brown is the Retired Group Vice President, Global Purchasing, Ford Motor Company, a global automotive industry leader. Mr. Brown served in various leadership capacities in global purchasing since joining Ford in 1999. In 2008, he became Ford’s Group Vice President, Global Purchasing, with responsibility for approximately $90 billion of production and non-production procurement for Ford operations worldwide. He retired from Ford on August 1, 2013. From 1997 to 1999 he served in leadership positions at United Technologies Corporation, including its Vice President, Supply Management. From 1991 to 1997 he served as Executive Director, Purchasing and Transportation at QMS Inc. From 1976 to 1991 he served in various managerial roles at Digital Equipment Corporation.

Nominee Qualifications
Mr. Brown’s Bachelor of Business Administration degree from American International College in Springfield, Massachusetts, his leadership roles, and his knowledge of and extensive experiences in global purchasing, management, and supply chain at Ford Motor Company and other companies, qualify him to serve as a director of 3M.

2017 Proxy Statement  |  7

VANCE D. COFFMAN

Retired Chairman of the Board and Chief Executive Officer,
Lockheed Martin Corporation

Age	72
Director since	2002
Other current directorships	—Deere & Company (presiding director)

Directorships within the past five years	—Amgen Inc.
3M Board committee(s)	Compensation and Finance Committees
Independent	Yes

Professional Highlights
Dr. Coffman is the Retired Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation, a high technology aerospace and defense company. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation before becoming Chairman and Chief Executive Officer in 1998. He retired as Chief Executive Officer in 2004 and as Chairman of the Board in 2005.

Nominee Qualifications
Dr. Coffman’s Bachelor of Science degree in Aerospace Engineering from Iowa State University, his Masters and Doctoral degrees in Aeronautics and Astronautics from Stanford University and his various leadership roles and experiences at Lockheed Martin, including serving as Chairman of the Board and Chief Executive Officer, his role in the integration of Lockheed and Martin Marietta Corporations, his understanding of the challenges of managing a complex global organization, the breadth of his experiences and skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

DAVID B. DILLON

Retired Chairman of the Board and Chief Executive Officer,
The Kroger Co.

Age	65
Director since	2015
Other current directorships	—Union Pacific Corporation

Directorships within the past five years	—The Kroger Co. —Convergys Corporation —DirecTV
3M Board committee(s)	Audit and Nominating and Governance Committees
Independent	Yes

Professional Highlights
Mr. Dillon is the Retired Chairman of the Board and Chief Executive Officer, The Kroger Co., a large retailer that operates retail food and drug stores, multi-department stores, jewelry stores, and convenience stores throughout the U.S. Mr. Dillon retired as Kroger’s Chairman of the Board on December 31, 2014, where he was Chairman since 2004 and was the Chief Executive Officer from 2003 through 2013. Mr. Dillon served as President from 1995 to 2003 and was elected Executive Vice President in 1990. Mr. Dillon served as Director of the Kroger Co. from 1995 through 2014. Mr. Dillon began his retailing career at Dillon Companies, Inc. (later a subsidiary of The Kroger Co.) in 1976 and advanced through various management positions, including its President from 1986-1995.

Nominee Qualifications
Mr. Dillon’s degree in business from the University of Kansas and his law degree from Southern Methodist University, his leadership roles and experiences at The Kroger Co., including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in leading one of the world’s largest retailers, his experiences in Kroger’s successful $13 billion merger with Fred Meyer, Inc., his leadership in sustainability, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

8  |  3M

MICHAEL L. ESKEW

Retired Chairman of the Board and Chief Executive Officer,
United Parcel Service, Inc.

Age	67
Director since	2003
Other current directorships	—The Allstate Corporation —Eli Lilly and Company —International Business Machines Corporation (presiding director)

Directorships within the past five years	—United Parcel Service, Inc.
3M Board committee(s)	Compensation (Chair) and Nominating and Governance Committees
Independent	Yes

Professional Highlights
Mr. Eskew is the Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services. Mr. Eskew was appointed Executive Vice President in 1999 and Vice Chairman in 2000 before becoming Chairman and Chief Executive Officer of UPS in January 2002. He retired as Chairman of the Board and Chief Executive Officer at the end of 2007 but remained as a director of UPS until December 31, 2014.

Nominee Qualifications
Mr. Eskew’s degree in Industrial Engineering from Purdue University, his leadership roles and experiences at United Parcel Service, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in global logistics, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M. Mr. Eskew is Lead Director.

HERBERT L. HENKEL

Retired Chairman of the Board and Chief Executive Officer,
Ingersoll-Rand plc

Age	68
Director since	2007
Other current directorships	—The Allstate Corporation —C. R. Bard, Inc. —Herc Holdings, Inc. (non-executive chair)

Directorships within the past five years	—Visteon Corporation
3M Board committee(s)	Audit (Chair) and Finance Committees
Independent	Yes

Professional Highlights
Mr. Henkel is the Retired Chairman of the Board and Chief Executive Officer, Ingersoll-Rand plc, a manufacturer of industrial products and components. Mr. Henkel retired as Ingersoll-Rand’s Chief Executive Officer, a position he held since October 1999, on February 4, 2010, and retired as Chairman of the Board on June 3, 2010. Mr. Henkel served as President and Chief Operating Officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel served in various leadership roles at Textron, Inc., including its President and Chief Operating Officer from 1998-1999.

Nominee Qualifications
Mr. Henkel’s Bachelor’s and Master’s degrees in Engineering from Polytechnic University of New York and Masters of Business Administration from the Lubin School at Pace University, his leadership roles and experiences at Textron, Inc. and Ingersoll-Rand, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in engineering, manufacturing, management, sales and marketing in a variety of industries, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

2017 Proxy Statement  |  9

MUHTAR KENT

Chairman of the Board and Chief Executive Officer,
The Coca-Cola Company

Age	64
Director since	2013
Other current directorships	—The Coca-Cola Company
3M Board committee(s)	Compensation and Finance (Chair) Committees
Independent	Yes

Professional Highlights
Mr. Kent is the Chairman of the Board and Chief Executive Officer, The Coca-Cola Company, the world’s largest beverage company. Mr. Kent has held the position of Chairman of the Board of The Coca-Cola Company since April 23, 2009, and the position of Chief Executive Officer since July 1, 2008. From December 2006 through June 2008, Mr. Kent served as President and Chief Operating Officer of The Coca-Cola Company. From January 2006 through December 2006, Mr. Kent served as President of Coca-Cola International and was elected Executive Vice President of The Coca-Cola Company in February 2006. From May 2005 through January 2006, he was President and Chief Operating Officer of The Coca-Cola Company’s North Asia, Eurasia and Middle East Group, an organization serving a broad and diverse region that included China, Japan, and Russia. Mr. Kent is a board member and past Co-Chair of The Consumer Goods Forum, a fellow of the Foreign Policy Association, a board member and past Chairman of the U.S.-China Business Council, and Chairman Emeritus of the U.S. ASEAN Business Council.

Nominee Qualifications
Mr. Kent’s Bachelor of Science degree in Economics from the University of Hull, England, and Master of Science degree in Administrative Sciences from City University London, his extensive leadership roles and experiences at The Coca-Cola Company across multiple geographies, and his extensive international experience not only at The Coca-Cola Company but also in the organizations mentioned above, qualify him to serve as a director of 3M.

EDWARD M. LIDDY

Retired Chairman of the Board and Chief Executive Officer,
The Allstate Corporation

Age	71
Director since	2000
Other current directorships	—Abbott Laboratories —AbbVie, Inc. —The Boeing Company
3M Board committee(s)	Compensation and Nominating and Governance (Chair) Committees
Independent	Yes

Professional Highlights
Mr. Liddy is the Retired Chairman of the Board and Chief Executive Officer, The Allstate Corporation, and former Partner at Clayton, Dubilier & Rice, LLC, a private equity investment firm. Mr. Liddy served as a partner of Clayton, Dubilier & Rice, LLC from January 2010 to December 2015. At the request of the Secretary of the U.S. Department of the Treasury, Mr. Liddy served as Interim Chairman of the Board and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company, from September 2008 until August 2009. Mr. Liddy served as Chairman of the Board of The Allstate Corporation, a personal lines insurer, from January 1999 to April 2008, and as its Chief Executive Officer from January 1999 to December 2006, and as President and Chief Operating Officer from August 1994 to December 1998.

Nominee Qualifications
Mr. Liddy earned an undergraduate degree from Catholic University and a Masters of Business Administration from George Washington University. He brings to our Board the benefits of his substantial experience as a senior executive and board member of several Fortune 100 companies across a range of industries. Mr. Liddy’s extensive executive leadership experience at Allstate and American International Group enables him to provide our Board with valuable insights on corporate strategy, risk management, corporate governance, and many other issues facing large, global enterprises. Additionally, as a former Chief Financial Officer of Sears, Roebuck and Co., chair of the audit committee of Goldman Sachs, and partner at Clayton, Dubilier & Rice, LLC, Mr. Liddy provides our Board with significant knowledge and understanding of corporate finance, capital markets, and financial reporting and accounting matters, which qualifies him to serve as a director of 3M.

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GREGORY R. PAGE

Retired Chairman of the Board and Chief Executive Officer,
Cargill, Incorporated

Age	65
Director since	2016
Other current directorships	—Deere & Company —Eaton Corporation plc

Directorships within the past five years	—Cargill, Incorporated —Carlson Companies
3M Board committee(s)	Audit and Nominating and Governance Committees
Independent	Yes

Professional Highlights
Mr. Page is the Retired Chairman of the Board and Chief Executive Officer, Cargill, Incorporated, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. Mr. Page was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, President and Chief Operating Officer in 2000, and became Chairman of the Board and Chief Executive Officer in 2007. He served as Executive Chairman of the Board of Cargill from December 2013 until his retirement from Cargill in September 2015, and Executive Director of Cargill from September 2015 to September 2016. Mr. Page is a director and past non-executive Chair of the Board of Big Brothers Big Sisters of America. He is immediate past President and board member of the Northern Star Council of the Boy Scouts of America.

Nominee Qualifications
Mr. Page’s undergraduate degree in economics from the University of North Dakota, his leadership roles and experiences while serving as Chairman of the Board and Chief Executive Officer at Cargill, Incorporated, his expertise and knowledge of financial and audit matters and corporate governance, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

INGE G. THULIN

Chairman of the Board, President and Chief Executive Officer,
3M Company

Age	63
Director since	2012
Other current directorships	—Chevron Corporation

Directorships within the past five years	—The Toro Company
3M Board committee(s)	None
Independent	No

Professional Highlights
Mr. Thulin is the Chairman of the Board, President and Chief Executive Officer of 3M Company. Mr. Thulin served as President and Chief Executive Officer of 3M Company from February 24, 2012 to May 8, 2012. Mr. Thulin served as the Company’s Executive Vice President and Chief Operating Officer from May 2011 to February 2012, with responsibility for all of 3M’s business segments and International Operations. Prior to that, he was Executive Vice President of International Operations from 2004 to 2011. Mr. Thulin also has held numerous leadership positions in Asia Pacific, Europe and Middle East, and across multiple businesses.

Nominee Qualifications
Mr. Thulin’s degrees in Marketing and Economics from Gothenburg University, his distinguished 3M career spanning more than three decades with leadership roles across multiple geographies and businesses, his in-depth understanding of 3M’s global businesses, his expertise and knowledge of managing a large global corporation across multiple industries and markets, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

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PATRICIA A. WOERTZ

Retired Chairman of the Board and Chief Executive Officer,
Archer-Daniels-Midland Company

Age	64
Director since	2016
Other current directorships	—The Procter & Gamble Company —Royal Dutch Shell plc
3M Board committee(s)	Compensation and Finance Committees
Independent	Yes

Professional Highlights
Ms. Woertz is the Retired Chairman of the Board and Chief Executive Officer, Archer-Daniels-Midland Company, an agricultural processor and food ingredient provider. Ms. Woertz joined ADM as Chief Executive Officer and President in April 2006, and was named Chairman of the Board in February 2007. She served as Chief Executive Officer until December 2014, and Chairman of the Board until December 2015. Before joining ADM, Ms. Woertz held positions of increasing importance at Chevron Corporation and its predecessor companies. Ms. Woertz served on the President’s Export Council from 2010-2015 and chaired the U.S. section of the U.S.-Brazil CEO Forum 2013-2015.

Nominee Qualifications
Ms. Woertz’s undergraduate degree from Pennsylvania State University in accounting, her experiences as a Certified Public Accountant at Ernst & Young, her experiences in finance, auditing, strategic planning, and marketing at Gulf Oil Corporation, her experiences in the financial aspects of the mergers between Gulf Oil and Chevron and Texaco and Chevron, her extensive leadership roles and experiences at ChevronTexaco Corporation as Executive Vice President, Global Downstream from 2001-2006, her expertise and knowledge of financial and audit matters and corporate governance, and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.

RECOMMENDATION OF THE BOARD

The Board of Directors unanimously recommends a vote “FOR” the election of these nominees as directors. Proxies solicited by the Board of Directors will be voted “FOR” these nominees unless a stockholder indicates otherwise in voting the proxy.

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Board Membership Criteria

3M’s Corporate Governance Guidelines contain Board Membership Criteria which include a list of skills and characteristics expected to be represented on 3M’s Board. The Nominating and Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be composed of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee’s and the Board’s assessment of Board candidates includes, but is not limited to, consideration of:

●	Roles in and contributions valuable to the business community;
●

Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;

●	Relevant knowledge and diversity of background and experience in business, manufacturing, technology, finance and accounting, marketing, international business, government, and other areas; and
●	Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

In addition to these minimum requirements, the Committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills, the Board’s needs for particular expertise in certain areas, and will assess the nominee’s impact on Board dynamics, effectiveness, and diversity of experience and perspectives.

Director Nominees Skills And Experience

The diagram below summarizes the director nominees’ skills and experiences in the areas that are relevant to 3M and shows the number of director nominees (in parentheses) who possess each of the skills and experiences:

DIRECTOR SKILLS AND EXPERIENCE

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Diversity

The Board of Directors values diversity as a factor in selecting nominees to serve on the Board because its experience is that diversity provides significant benefit to the Board and the Company. Although there is no specific policy on diversity, the Committee considers the Board Membership Criteria in selecting nominees for directors, including diversity of background and experience. Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience.

Identification, Evaluation, and Selection of Nominees

The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members and nominees recommended by stockholders and other persons.

The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee.

The Committee retained Spencer Stuart in 2016 to help identify future Board candidates.

The Committee evaluates qualified director nominees at regular or special Committee meetings against the Board Membership Criteria described above then in effect and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Board Membership Criteria and the Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

Director Independence

The Board has adopted a formal set of Director Independence Guidelines with respect to the determination of director independence, which either conform to or are more exacting than the independence requirements of the NYSE listing standards, and the full text of which is available on our Web site at www.3M.com, under Investor Relations — Governance. In accordance with these Guidelines, a director or nominee for director must be determined to have no material relationship with the Company other than as a director. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Guidelines also prohibit Audit and Compensation Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

In accordance with these Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between the Company and a director or any members of a director’s immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). The Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been officers. In particular, the Board considered the annual amount of sales to 3M for each of the most recent three completed fiscal years by each of the companies where directors serve or have served as an executive officer, as well as purchases by those companies from 3M. The Board determined that the amount of sales and purchases in each fiscal year was below one percent of the annual revenues of each of those companies, the threshold set forth in the Director Independence Guidelines. The Board also considered charitable contributions to not-for-profit organizations with which our directors or immediate family members are affiliated, none of which approached the threshold set forth in our Director Independence Guidelines.

As a result of this review, the Board affirmatively determined that the following directors are independent under these Guidelines: Sondra L. Barbour, Thomas “Tony” K. Brown, Vance D. Coffman, David B. Dillon,

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Michael L. Eskew, Herbert L. Henkel, Muhtar Kent, Edward M. Liddy, Gregory R. Page, Robert J. Ulrich, and Patricia A. Woertz. The Board has also determined that members of the Audit Committee and Compensation Committee received no compensation from the Company other than for service as a director. Inge G. Thulin, Chairman of the Board, President and Chief Executive Officer, is considered to not be independent because of his employment by the Company.

Nominees Proposed by Stockholders

The Committee has a policy to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors. Stockholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Stockholders should send the required information about the proposed nominee to:

Corporate Secretary
3M Company
3M Center
Building 220-14W-06
St. Paul, MN 55144-1000.

In order for an individual proposed by a stockholder to be considered by the Committee for recommendation as a Board nominee for the 2018 Annual Meeting, the Corporate Secretary must receive the proposal by November 22, 2017. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company). The Corporate Secretary will send properly submitted stockholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

Stockholder Nominations - Advance Notice Bylaw

In addition, 3M’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s Bylaws. With respect to nominations to be acted upon at our 2018 Annual Meeting, our Bylaws would require, among other things, that the Corporate Secretary receive written notice from the record stockholder no earlier than November 22, 2017, and no later than December 22, 2017. The notice must contain the information required by the Bylaws, a copy of which is available on our Web site at www.3M.com, under Investor Relations — Governance. Nominations received after December 22, 2017, will not be acted upon at the 2018 Annual Meeting.

Proxy Access Nominations

Further, pursuant to the proxy access Bylaw adopted by the Board in November 2015, a stockholder, or a group of up to 20 stockholders, continuously owning for three years at least three percent of our outstanding common shares may nominate and include in our proxy materials up to the greater of two directors and 20 percent of the number of directors currently serving, if the stockholder(s) and nominee(s) satisfy the Bylaw requirements. For eligible stockholders to include in our proxy materials nominees for the 2018 Annual Meeting, proxy access nomination notices must be received by the Company no earlier than November 22, 2017, and no later than December 22, 2017. The notice must contain the information required by the Bylaws.

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Role of the Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals who the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth above, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of stockholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings  of stockholders, the Committee seeks to identify individuals who the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria, and may recommend one or more of such individuals for appointment to the Board. The Nominating and Governance Committee also focuses on overall Board-level succession planning at the director level.

Corporate Governance Overview

The Company believes that good corporate governance practices serve the long-term interests of stockholders, strengthen the Board and management, and further enhance the public trust 3M has earned from more than a century of operating with uncompromising integrity and doing business the right way. The following sections provide an overview of 3M’s corporate governance practices, including the Corporate Governance Guidelines, the Board’s leadership structure and the responsibilities of the independent Lead Director, communication with directors, director independence, the director nomination process, the Board’s role in risk oversight, the Codes of Conduct for directors and employees, public policy engagement, and the Company’s commitment to the environment and sustainability.

Corporate Governance Highlights

BOARD SIZE AND INDEPENDENCE	INDEPENDENT LEAD DIRECTOR	MEETING ATTENDANCE
●11 out of 12 Directors are independent	●Independent Lead Director with robust authority ●Combined Chairman and CEO positions	99% ●Overall attendance at Board and committee meetings ●There were SIX Board meetings in 2016

DIRECTOR TENURE	DIRECTOR AGE	OTHER PUBLIC COMPANY BOARDS

The Corporate Governance Highlights above reflect the Board’s current 12 directors. One of the directors, Robert J. Ulrich, is no longer eligible to stand for re-election as he has reached the mandatory retirement age.

16  |  3M

Board Independence
✓Substantial majority of our directors – eleven of our twelve directors are independent of the Company and management – and all are highly qualified.
✓Independent directors regularly meet in executive sessions without management.
✓Independent directors have complete access to management and employees.
✓Regularly refresh Board; added 6 new independent directors in past 4 years; average director tenure is 7 years.

Board Committee Independence and Expertise
✓Committee independence – Only independent directors serve on the Board’s committees with independent committee chairs empowered to establish committee agendas.
✓Committee executive sessions – at each regularly scheduled meeting, members of the Audit Committee, Compensation Committee, Finance Committee, and Nominating and Governance Committee meet in executive session.
✓Financial expertise – All members of the Audit Committee meet the NYSE listing standards for financial expertise, and four of the five members are “audit committee financial experts” under SEC rules.

Stockholder Rights
✓Annual election of all directors.
✓Majority voting for directors in uncontested elections.
✓Proxy access – a stockholder, or a group of up to 20 stockholders, continuously owning for 3 years at least 3 percent of our outstanding common shares may nominate and include in our proxy materials up to the greater of two directors and 20 percent of the number of directors currently serving, if the stockholder(s) and nominee(s) satisfy the Bylaw requirements.
✓Established policies and criteria for director nominations, including candidates recommended by stockholders.
✓No supermajority voting provisions in Bylaws or Certificate of Incorporation.
✓Stockholders holding 25 percent of the outstanding shares have the right to call a special meeting.
✓No stockholders’ rights plan (also known as a “poison pill”).
✓Established protocol for stockholders to communicate with the independent Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, any of the other independent directors or all of the independent directors as a group or the full Board.

Stockholder Outreach and Engagement
✓We maintain a vigorous stockholder engagement program. During 2016, members of senior management met with a cross-section of stockholders owning approximately 35 percent of our outstanding shares. The meetings included an overview of the Company and a discussion of the Company’s practices on corporate governance and sustainability. The feedback from those meetings was shared with the Nominating and Governance Committee and the Board and helped inform the Board on corporate governance practices and trends.

Risk Oversight
✓Broad risk oversight by the Board and its committees with committee-level risk analyses reported to the full Board. The Vice President and General Auditor and Chief Compliance Officer are appointed by, and report directly to, the Audit Committee.

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Board Approved Long-Term Strategic Plans and Capital Allocation Strategies
✓Each year management presents to the Board, and the Board discusses and approves, detailed long-term strategic plans for the Company, the international business, and each of the Company’s business groups. Each presentation includes an overview of the business group, the financial performance, an assessment of the portfolio for growth opportunities using a SWOT analysis (i.e., strengths, weaknesses, opportunities, and threats); strategic priorities to drive the three key value creation levers—Portfolio Management, Investing in Innovation, and Business Transformation; plans to drive the four corporate fundamental strengths—Technology, Manufacturing, Global Capabilities, and Brand; and the projected long-term financial performance.
✓The Board also approves the long-term capital structure of the Company to ensure that there is sufficient capital to invest for future growth.
●The Company is committed to investing in organic growth, most notably through capital expenditures and research and development. The Company has invested over $16 billion in capital expenditures and research and development to support and fund organic growth over the past five years. 3M has opened six customer technical centers around the world, and a new, state-of-the-art research and development laboratory in the United States.
●The capital allocation plans have flexibility to respond quickly to strategic acquisition opportunities that can strengthen the Company’s portfolio. Over the past five years, 3M has invested approximately $5 billion in strategic acquisitions to build upon and strengthen its business portfolio for continued future growth.
●The Company has a long history of returning cash to stockholders, having paid approximately $11 billion in dividends over the past five years.
●Finally, share repurchases represent the last component of 3M’s capital allocation plans. Over the past five years, 3M has returned approximately $22 billion to stockholders via share repurchases.

Director Orientation and Continuing Education
✓Board orientation – Our orientation programs familiarize new directors with 3M’s businesses, strategic plans, and policies, and for their role on their assigned committees.
✓Continuing education programs assist directors in maintaining skills and knowledge necessary for the performance of their duties. These programs may be part of regular Board and Committee meetings or provided by academic or other qualified third parties.

Board, Committee, and Director Evaluations
✓The Nominating and Governance Committee conducts an annual evaluation of the performance of the Board and each of its committees. The results are shared with the Board and help identify areas in which the Board and its committees could improve performance.
✓Before the November Board meeting, the Chairman/CEO, Lead Director, and chair of the Nominating and Governance Committee meet to discuss the performance and contributions of each director.
✓As part of the nomination process, the Nominating and Governance Committee considers the performance and contributions of each director and evaluates each of the directors to ensure our directors continue to possess the necessary skills and experience to effectively oversee the Company.

Compliance
✓Code of Business Conduct and Ethics for directors.
✓Code of Conduct for all employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer.
✓Disclosure committee for financial reporting.
✓Disclosure of public policy engagement on our Investor Relations Web site, under Governance — Governance Documents — “Political Activities and Issue Advocacy,” including disclosure of political contributions and membership in key trade associations where membership dues allocated for lobbying purposes exceed $25,000.

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Environmental Stewardship and Sustainability
✓Long-standing commitment to environmental stewardship and sustainability.
✓2025 Sustainability Goals for raw materials, water, and energy and climate, including increasing wind and solar renewable energy to 25 percent of total electricity use by 2025.
✓Our Sustainability Report and 2025 Sustainability Goals are available on our Web site at www.3M.com, under About 3M — Sustainability.

Executive Compensation
✓Annual advisory approval of executive compensation with approximately 96 percent of the votes cast in favor of the Company’s executive compensation program in 2016.
✓Strong pay-for-performance philosophy.
✓Incentive compensation subject to clawback policy.
✓Robust stock ownership guidelines for executive officers and stock retention policy for directors.
✓Prohibition of hedging or pledging 3M stock by directors and executive officers.
✓No employment, severance, or change in control agreements with any senior executives, including the CEO.
✓Long-term incentive compensation linked to financial objectives of earnings per share growth, relative organic volume growth, return on invested capital, and free cash flow conversion.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which provide a framework for the effective governance of the Company. The guidelines address matters such as the respective roles and responsibilities of the Board and management, the Board’s leadership structure, the responsibilities of the independent Lead Director, director independence, the Board Membership Criteria, Board committees, and Board and management evaluation. The Board’s Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines, the Certificate of Incorporation and Bylaws, the charters of the Board committees, the Director Independence Guidelines, and the Codes of Conduct provide the framework for the governance of the Company and are available on our Web site at www.3M.com, under Investor Relations — Governance.

Board’s Role in Risk Oversight

The Board has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing the Company including cybersecurity. The Audit Committee’s charter provides that the Audit Committee shall “discuss policies and procedures with respect to risk assessment and risk management, the Company’s major risk exposures and the steps management has taken to monitor and mitigate such exposures.”

The Vice President and General Auditor, Corporate Auditing (the “Auditor”), whose appointment and performance is reviewed and evaluated by the Audit Committee and who has direct reporting obligations to the Committee, is responsible for leading the formal risk assessment and management process within the Company. The Auditor, through consultation with the Company’s senior management, periodically assesses the major risks facing the Company and works with those executives responsible for managing each specific risk. The Auditor periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks. The Auditor’s risk management report, which is provided in advance of the meeting, is reviewed with the entire Board by either the chair of the Audit Committee or the Auditor. The executive responsible for managing a particular risk may also report to the full Board on how the risk is being managed and mitigated.

While the Board’s oversight of risk primarily is performed by the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees risks associated with the Company’s compensation practices, including by performing an annual review of the Company’s risk assessment of its compensation policies and practices for its employees. The Finance Committee oversees risks associated with the Company’s capital structure, credit ratings and cost of capital, long-term benefit obligations, and use of or investment in financial

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products, such as derivatives to manage risk related to foreign currencies, commodities, and interest rates. The Nominating and Governance Committee oversees risks associated with the Company’s overall governance and its succession planning process to ensure that the Company has a slate of future, qualified candidates for key management positions.

The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a diversified technology and manufacturing company like 3M. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting. The minutes of each committee meeting are also provided to all Board members. The Board also believes its oversight of risk is enhanced by its current leadership structure (further discussed below) because the CEO, who is ultimately responsible for the Company’s management of risk, also chairs regular Board meetings. Given his in-depth knowledge and understanding of the Company, the CEO is best able to bring key business issues and risks to the Board’s attention.

Management Succession Planning

The Board plans the succession to the position of Chairman/CEO and other senior management positions. To assist the Board, the Chairman/CEO and Senior Vice President of Human Resources annually assess senior managers and their succession potential for the position of Chairman/CEO and other senior management positions.

Communication with Directors

The Board of Directors has adopted the following process for stockholders and other interested parties to send communications to members of the Board. Stockholders and other interested parties may communicate with the Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, or with any of our other independent directors, or all of them as a group, by sending a letter to the following address: Corporate Secretary, 3M Company, 3M Center, Building 220-14W-06, St. Paul, MN 55144-1000.

Compliance

3M’s Codes of Conduct

More than a century of operating with uncompromising integrity has earned 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by 3M’s Code of Conduct to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a Company-wide focus on uncompromising integrity in every aspect of our operations. Our Code of Conduct covers many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on 3M’s Investor Relations Web site, under Governance — Governance Documents — Employee Business Conduct Policies — “Report a concern or ask a question.” Our Chief Compliance Officer, who has direct reporting obligations to the Audit Committee, periodically reports to the Audit Committee on compliance with the Company’s Code of Conduct, including the effectiveness of the Company’s compliance program.

The Board also has adopted a Code of Business Conduct and Ethics for Directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company’s

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business and the activities of the Board are conducted with integrity and adherence to the highest ethical standards, and in compliance with the law.

The Company’s Code of Conduct for employees and the Code of Business Conduct and Ethics for Directors are available on our Web site at www.3M.com under Investor Relations — Governance — Governance Documents.

Public Policy Engagement

The Company believes that transparency with respect to the consideration, processes, and oversight of our engagement with lawmakers is important to our stockholders, and continuously makes efforts to give our stockholders useful information about our public policy engagement. Since 2007 (and updated several times since then), the Company has voluntarily published a detailed explanation of the Company’s political activities which is available on our Web site at www.3M.com under Investor Relations — Governance — Governance Documents — “Political Activities and Issue Advocacy.” There, the Company sets out in detail its positions on important public policy issues, the factors we consider when making political contributions, and the processes we use for legal, financial, executive, and Board oversight of our political activities and contributions. We also provide links to the reports the 3M Political Action Committee files monthly with the Federal Election Commission and the Company’s quarterly Lobbying Disclosure reports, as well as a detailed list of our contributions to state candidates and political parties, and contributions to “527” political organizations. The Company also discloses on its Web site the trade associations the Company joined where $25,000 or more of the dues are allocated for lobbying purposes by the trade association. The Company believes that these disclosures on our Web site, which exceed the disclosures required by law, offer transparency respecting the Company’s public policy engagement and political activities.

Commitment to the Environment and Sustainability

At 3M, we are working hard to help create a better world for people everywhere. We apply our ingenuity, our expertise, and our technology to solve problems innovatively, and with a focus on solutions for the longer term. Sustainability is fundamental to our business philosophy — from product development and manufacturing to how customers use our products.

For more than 40 years, 3M has been a leader among global corporations in sustainability actions and measures, beginning with the creation of its groundbreaking Pollution Prevention Pays (3P) Program in 1975 to a broad portfolio of sustainable products today. As a global corporation, we believe that we have a significant responsibility to society in general, and especially to the communities in which we live and work. Fulfilling our responsibility is important both from an environmental stewardship perspective and as a key competitive strategy. Our corporate vision states: “3M technology advancing every company... 3M products enhancing every home... and 3M innovation improving every life.” It is that vision — that focuses on our customers’ needs and well-being — that guides our sustainability strategies and goals, and the respect we demonstrate for our social and physical environments.

We have created hundreds of sustainable solutions and product platforms to help our customers manage their environmental footprint — from paint systems that reduce the need for cleaning solvents and window films that ease energy consumption to a greener tape that is made with plant-based adhesive and film.

In January 2013, our CEO formed the Sustainability Center of Excellence to focus on developing and commercializing products which help our customers solve their sustainability challenges and on ensuring sustainability within 3M operations and supply chain. The Vice President of Environment, Health, Safety, and Sustainability reports to the Senior Vice President of 3M Supply Chain, who reports to the CEO. The formation of the Sustainability Center of Excellence demonstrates the Company’s commitment to integrate innovation and sustainability into our products and operations for the benefit of our customers and our communities. The primary role of the Center is to develop strategy, set significant goals to track progress, and drive sustainable actions throughout 3M. Sustainability will continue to be a vital focus as we work to truly advance every company, enhance every home, and improve every life.

As part of our sustainability efforts, we are a signatory to the United Nations Global Compact on Human Rights — a policy initiative for businesses to demonstrate their commitment to ten principles in the areas of human rights, labor, environment, and anti-corruption. We will report annually on these corporate responsibility efforts in our Sustainability Report. To learn more about our sustainability efforts, please view our Sustainability Report which is available on our Web site at www.3M.com under About 3M — Sustainability.

2017 Proxy Statement  |  21

Related Person Transaction Policy and Procedures

The Board of Directors has adopted a written Related Person Transaction Policy and Procedures which is administered by the Nominating and Governance Committee. This Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person (as that term is defined in the Policy) has a direct or indirect material interest and which is required to be disclosed under Item 404(a) of Regulation S-K. Transactions that fall within this definition are referred to the Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve a transaction and approves only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of a transaction, the Committee considers:

●the nature of the Related Person’s interest in the transaction;
●the material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
●the significance of the transaction to the Related Person;
●the significance of the transaction to the Company;
●whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
●any other matters the Committee deems appropriate.

Any Committee member who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification, except that such a director may be counted in determining the presence of a quorum at a meeting at which the Committee considers the transaction.

Policy on Adoption of a Rights Plan

In 2002 and 2003, a 3M stockholder submitted a stockholder proposal to 3M regarding the approval process for adopting a stockholders’ rights plan (also known as a “poison pill”). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would give the Board the negotiating power and leverage necessary to obtain the best result for 3M stockholders in the context of a takeover effort.

Following consideration of the favorable vote the stockholder proposal received and in light of this belief, the Board adopted and has reaffirmed a statement of policy on this topic. The Board’s policy is that it will only adopt a rights plan if either (1) stockholders have approved adoption of the rights plan or (2) the Board (including a majority of the independent members of the Board), in its exercise of its fiduciary responsibilities, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M’s stockholders to adopt a rights plan without the delay in adoption resulting from seeking stockholder approval.

The Board has directed the Nominating and Governance Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, are included in 3M’s published Corporate Governance Guidelines and its Proxy Statement.

Board Structure and Processes

Board’s Leadership Structure

The Board’s leadership structure is characterized by:

●a combined Chairman of the Board and CEO;
●a strong, independent, and highly experienced Lead Director with well-defined responsibilities that support the Board’s oversight responsibilities;
●a robust committee structure consisting entirely of independent directors with oversight of various types of risks; and
●an engaged and independent Board.

The Board of Directors believes that this leadership structure provides independent board leadership and engagement while deriving the benefits of having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company’s day-to-day operations and with in-depth knowledge and understanding of the Company, our CEO is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director,

22  |  3M

this combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations.

The Board believes that adopting a rigid policy on whether to separate or combine the positions of Chairman of the Board and CEO would inhibit the Board’s ability to provide for a leadership structure that would best serve stockholders. As a result, the Board has rejected adopting a policy permanently separating or combining the positions of Chairman and CEO in its Corporate Governance Guidelines, which are reviewed at least annually and available on our Web site at www.3M.com, under Investor Relations — Governance. Instead, the Board adopted an approach that allows it, in representing the stockholders’ best interests, to decide who should serve as Chairman or CEO, or both, under present or anticipated future circumstances.

The Board believes that combining the roles of CEO and Chairman contributes to an efficient and effective Board. The Board believes that to drive change and continuous improvement within the Company, tempered by respect for 3M’s traditions and values, the CEO must have maximum authority. The CEO is primarily responsible for effectively leading significant change, improving operational efficiency, driving growth, managing the Company’s day-to-day business, managing the various risks facing the Company, and reinforcing the expectation for all employees of continuing to build on 3M’s century-old tradition of uncompromising integrity and doing business the right way.

The Board believes that the Company’s corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company’s management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Corporate Governance Guidelines provide, in part, that:

●	Independent directors comprise a substantial majority of the Board;
●	Directors are elected annually by a majority vote in uncontested director elections;
●	Only independent directors serve on the Audit, Compensation, Finance, and Nominating and Governance Committees;
●	The committee chairs establish their respective agendas;
●	The Board and committees may retain their own advisors;
●	The independent directors have complete access to management and employees;
●	The independent directors meet in executive session without the CEO or other employees during each regular Board meeting; and
●	The Board and each committee regularly conduct a self-evaluation to determine whether it and its committees function effectively.

The Board has also designated one of its members to serve as Lead Director, with responsibilities (described in the next section) that are similar to those typically performed by an independent chairman.

Independent Lead Director

The Board has designated one of its members to serve as a Lead Director, with responsibilities that are similar to those typically performed by an independent chairman (“Lead Director”). Michael L. Eskew was appointed Lead Director by the independent directors effective November 12, 2012, succeeding Dr. Vance Coffman who had served as Lead Director since 2006. Michael Eskew is a highly experienced director, currently serving on the boards of The Allstate Corporation, Eli Lilly and Company, and International Business Machines Corporation, and was the former Chairman and CEO of United Parcel Service, Inc. His responsibilities include, but are not limited to, the following:

●	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
●	Acts as a key liaison between the Chairman/CEO and the independent directors;
●	Approves the meeting agendas for the Board, and approves the meeting schedules to assure that there is sufficient time for discussion of all agenda items;
●

Has the authority to approve the materials to be delivered to the directors in advance of each Board meeting and provides feedback regarding the quality, quantity, and timeliness of those materials (this duty not only gives the Lead Director approval authority with respect to materials to be delivered to the directors in advance of each Board meeting but also provides a feedback mechanism so that the materials may be improved for future meetings);

●	Has the authority to call meetings of the independent directors;
●

Communicates Board member feedback to the Chairman/CEO (except that the chair of the Compensation Committee leads the discussion of the Chairman/CEO’s performance and communicates the Board’s evaluation of that performance to the Chairman/CEO);

●	If requested by major stockholders, ensures that he is available, when appropriate, for consultation and direct communication; and
●	Performs such other duties as requested by the independent directors.

2017 Proxy Statement  |  23

Executive Sessions

As an agenda item for every regularly scheduled Board and committee meeting, independent directors regularly meet in executive session, without the Chairman/CEO or other members of management present, to consider such matters as they deem appropriate. The Lead Director presides over the Board’s executive sessions.

Board Committees

Board, Committees, and Director Evaluations

The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively and consider opportunities for continual enhancement. The Nominating and Governance Committee solicits and receives comments from all directors and shares those comments with the Board. Based on the comments and further discussion and reflection, the Board makes an assessment reviewing areas in which the Board believes improvements could be made to increase the effectiveness of the Board and its committees as well as identifying existing practices which have contributed to high effectiveness and accordingly should be continued. Self-evaluation items requiring follow-up and/or the development and execution of implementation and action plans are monitored on a going-forward basis by the full Board, as well as by individual committees and the chairs thereof, as applicable. While this formal self-evaluation is conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round. The Board and each committee conducted an evaluation of its performance in 2016.

Before the November Board meeting, the Chairman/CEO, Lead Director, and chair of the Nominating and Governance Committee meet to discuss the performance and contributions of each director. As part of the nomination process, the Nominating and Governance Committee considers the performance and contributions of each director and evaluates each of the directors to ensure our directors continue to possess the necessary skills and experience to effectively oversee the Company.

Board and Committee Information

The Board currently has twelve directors and the following four committees: Audit, Compensation, Finance, and Nominating and Governance. The membership and the function of each committee are described below.

During 2016, the Board of Directors held five regularly scheduled meetings and one telephonic meeting. Overall attendance at Board and committee meetings was 99 percent. During 2016, all of our directors attended at least 75% of all Board and Committee meetings on which they served.

The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending. Eleven directors attended last year’s Annual Meeting of Stockholders, which constituted all directors who were members of the Board as of the 2016 Annual Meeting date, except for one director who had a family medical emergency and was unable to attend the 2016 Annual Meeting.

NAME OF NON-EMPLOYEE DIRECTOR	AUDIT	COMPENSATION	FINANCE	NOMINATING AND GOVERNANCE
Sondra L. Barbour
Thomas “Tony” K. Brown
Vance D. Coffman
David B. Dillon
Michael L. Eskew
Herbert L. Henkel
Muhtar Kent
Edward M. Liddy
Gregory R. Page
Robert J. Ulrich
Patricia A. Woertz

= Committee Member;	= Chair

24  |  3M

AUDIT COMMITTEE

MEMBERS
Sondra L. Barbour
Thomas “Tony” K. Brown
David B. Dillon
Herbert L. Henkel (chair)
Gregory R. Page

MEETINGS IN 2016      8

The Board of Directors has determined that all of the Audit Committee members are “independent” and “financially literate” under the NYSE listing standards and that members of the Audit Committee received no compensation from the Company other than for service as a director.

The Board has also determined that the following Audit Committee members — Herbert L. Henkel (chair), Sondra L. Barbour, David B. Dillon, and Gregory R. Page — have “accounting or related financial management expertise” under the NYSE listing standards and are “audit committee financial experts” as that term is defined by applicable Securities and Exchange Commission regulations.

The Audit Committee has adopted, and annually reviews, its charter setting forth its roles and responsibilities.

AUDIT COMMITTEE
CHARTER

www.3M.com > Investor
Relations > Governance >
Governance Documents >
Committee Charters

INTRODUCTION

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent registered public accounting firm (the “Independent Accounting Firm”), the performance of the Company’s internal auditing department, and furnishes a report for inclusion in the Company’s Proxy Statement.

ROLES AND RESPONSIBILITIES

●	Reviews the Company’s annual audited and quarterly consolidated financial statements and internal controls over financial reporting;
●

Reviews the Company’s financial reporting process and internal controls over financial reporting, including any major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

●

Reviews and discusses with management and the Independent Accounting Firm the Company’s report on internal controls over financial reporting and the Independent Accounting Firm’s audit of internal controls over financial reporting;

●	By delegation to the chair, reviews earnings press releases prior to issuance;
●	Appoints, oversees, and approves compensation of the Independent Accounting Firm;
●

Reviews with the Independent Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permissible non-audit services provided by the Independent Accounting Firm;

●	Reviews findings and recommendations of the Independent Accounting Firm and management’s response to the recommendations of the Independent Accounting Firm;
●	Discusses policies with respect to risk assessment and risk management, the Company’s major risk exposures, and the steps management has taken to monitor and mitigate such exposures;
●

Periodically obtain reports from senior management, including the Chief Information Officer, regarding the progress on the phased implementation of the global enterprise resource planning system, information technology networks and systems, and the adequacy and effectiveness of the Company’s information security policies and internal controls regarding information security;

●

Periodically obtains reports from the Company’s senior internal auditing executive, who has direct reporting obligations to the Committee, on the annual audit plan, scope of work, and the results of internal audits and management’s response thereto;

●

Periodically obtains reports from the Company’s Chief Compliance Officer, who has direct reporting obligations to the Committee, on compliance with the Company’s Code of Conduct, and at least annually, on the implementation and effectiveness of the Company’s compliance and ethics program;

●

Reviews with the Company’s General Counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or government agencies regarding compliance; and

●

Establishes procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and periodically review with the Chief Compliance Officer and the Company’s senior internal auditing executive these procedures and any significant complaints received.

2017 Proxy Statement  |  25

COMPENSATION COMMITTEE

MEMBERS
Vance D. Coffman
Michael L. Eskew (chair)
Muhtar Kent
Edward M. Liddy
Robert J. Ulrich
Patricia A. Woertz

MEETINGS IN 2016      5

The Board of Directors has determined that all Compensation Committee members are “independent” under the NYSE listing standards, including the listing standards applicable to compensation committee members.

The Board has also determined that each Compensation Committee member qualifies as a “Non-Employee Director” under Rule 16b-3 of the Securities Exchange Act of 1934, and that each member qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code.

The Compensation Committee has adopted, and annually reviews, its charter setting forth its roles and responsibilities.

COMPENSATION COMMITTEE
CHARTER

www.3M.com > Investor
Relations > Governance >
Governance Documents >
Committee Charters

INTRODUCTION

The Compensation Committee reviews the Company’s compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, reviews and discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the Securities and Exchange Commission’s disclosure rules for executive compensation, and furnishes a report for inclusion in the Company’s Proxy Statement.

ROLES AND RESPONSIBILITIES

●	Reviews disclosures in the Company’s Proxy Statement regarding advisory votes on executive compensation and the frequency of such votes;
●	Approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for employees of the Company;
●	Approves the adoption, amendment, or termination of equity compensation programs or, if stockholder approval would be required, recommends such actions to the Board;
●	Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;
●	Approves employment agreements and severance arrangements for the senior executives of the Company (other than the CEO), as appropriate;
●	Oversees the administration of the Company’s stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs;
●	Approves the adoption and amendment of Company guidelines covering ownership of Company common stock by executives, and annually reviews compliance with these guidelines;
●	Reviews and makes recommendations to the Board of Directors concerning any amendment to a retirement benefit plan that would require Board approval;
●	Annually reviews a risk assessment of the Company’s compensation policies and practices for its employees;
●	Reviews stockholder proposals relating to executive compensation matters and makes recommendations to the Board regarding responses;
●	Periodically reviews human resource issues relating to the Company’s policies and practices with respect to workforce diversity and equal employment opportunities; and
●	Has the authority to retain compensation consultants, counsel, or other advisors as it deems appropriate, including the authority to approve such advisors’ fees and retention terms.

26  |  3M

FINANCE COMMITTEE

MEMBERS
Sondra L. Barbour
Thomas “Tony” K. Brown
Vance D. Coffman
Herbert L. Henkel
Muhtar Kent (chair)
Patricia A. Woertz

MEETINGS IN 2016      5

The Board of Directors has determined that all Finance Committee members are “independent” under the NYSE listing standards.

The Finance Committee has adopted, and annually reviews, its charter setting forth its roles and responsibilities.

FINANCE COMMITTEE
CHARTER

www.3M.com > Investor
Relations > Governance >
Governance Documents >
Committee Charters

INTRODUCTION

The Finance Committee assists the Board with its oversight of the Company’s financial structure, including its overall capital structure, sources and uses of funds and related cash and financing plans, the Company’s financial condition and capital strategy, and financial risk management.

ROLES AND RESPONSIBILITIES

●

Reviews and recommends for approval by the Board the dividend policy and the declaration of dividends or other forms of distributions on the Company’s stock, such as stock splits in the form of a stock dividend;

●	Reviews and recommends for approval by the Board the authorization for repurchase of the Company’s stock and periodically reviews repurchase activities;
●	Reviews and recommends for approval by the Board the Company’s authorization limit for cumulative short- and long-term borrowings;
●

Reviews and recommends for approval by the Board the registration and issuance of the Company’s debt or equity securities, except in the case of the issuance of debt or equity securities in connection with a merger or acquisition transaction which is presented to the Board;

●	Periodically reviews the Company’s capital allocation and capital structure strategies and related metrics from a credit rating agency and investor perspective;
●	Reviews and recommends for approval by the Board an annual capital expenditure budget and revisions to that budget;
●	Reviews and recommends for approval by the Board capital expenditures in excess of $75,000,000;
●	Periodically reviews the Company’s global treasury and tax planning activities;
●

Reviews and evaluates risks associated with the Company’s policies and activities related to cash investments, counterparty risks, and use of derivatives as part of hedging programs to manage risk related to foreign currencies, commodity prices, and interest rates;

●

Periodically reviews and approves the Company’s decision to enter into derivative swaps, including swaps exempt from an otherwise applicable clearing or trading mandate, and other governance matters related to derivatives trading;

●	Periodically reviews the Company’s insurance coverage;
●	Periodically reviews the funding, asset performance, and strategies for the Company’s pension and other postretirement benefit plans; and
●	Periodically reviews the Company’s funding and liquidity strategies for achievement of financing objectives.

2017 Proxy Statement  |  27

NOMINATING AND GOVERNANCE COMMITTEE

MEMBERS
David B. Dillon
Michael L. Eskew
Edward M. Liddy (chair)
Gregory R. Page
Robert J. Ulrich

MEETINGS IN 2016      5

The Board of Directors has determined that all Nominating and Governance Committee members are “independent” under the NYSE listing standards.

The Nominating and Governance Committee has adopted, and annually reviews, its charter setting forth its roles and responsibilities.

NOMINATING AND
GOVERNANCE COMMITTEE
CHARTER

www.3M.com > Investor
Relations > Governance >
Governance Documents >
Committee Charters

INTRODUCTION

The Nominating and Governance Committee establishes the Board Membership Criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its committees, and periodically reviews CEO and management succession plans.

ROLES AND RESPONSIBILITIES

●

Selects and recommends director candidates to the Board of Directors, in light of the Board Membership Criteria adopted by the Board, either to be submitted for election at the Annual Meeting or to fill any vacancies on the Board, including consideration of any stockholder nominees for director (submitted in accordance with the Company’s Bylaws);

●

Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its committees, the Board membership criteria, frequency of meetings, and changes in compensation for non-employee directors;

●	Reviews the Company’s Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;
●

Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

●	Reviews and approves or ratifies any transaction between the Company and any related person, which is required to be disclosed under the rules of the Securities and Exchange Commission;
●	Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its committees and oversees the process;
●

Reviews periodically with the Chairman/CEO succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions;

●	Periodically reviews the corporate contribution program (3Mgives) and the contribution activities of the 3M Foundation, which is funded by the Company; and
●

Periodically reviews the Company’s positions and engagement on important public policy issues affecting its business, including Sustainability and the political contributions of 3M and its Political Action Committee.

28  |  3M

Director Compensation and Stock Ownership Guidelines

The Nominating and Governance Committee periodically receives reports on the status of Board compensation in relation to other large U.S. companies and is responsible for recommending to the Board changes in compensation for non-employee directors. In developing its recommendations, the Committee is guided by the following goals:

●	Compensation should fairly pay directors for work required in a company of 3M’s size and scope;
●	A significant portion of the total compensation should be paid in common stock to align directors’ interests with the long-term interests of stockholders; and
●	The structure of the compensation should be simple and transparent.

Periodically, at the request of the Committee, Frederic W. Cook & Co., Inc. conducts a survey of director compensation at other large U.S. companies and provides expert advisory support to the Committee on the compensation of non-employee directors. Neither the Company nor the Nominating and Governance Committee has any arrangement with any other compensation consultant who has a role in determining or recommending the amount or form of director compensation. Non-employee directors’ compensation includes the following compensation elements:

Annual Compensation — In May 2016, the Nominating and Governance Committee considered a board compensation study prepared by Frederic W. Cook & Co., Inc. After reviewing that study, the Committee recommended and the Board approved an increase of $5,000 in the annual compensation for non-employee directors from $280,000 to $285,000, effective January 1, 2016. All of the $5,000 increase was allocated to an increase in the annual cash retainer (from $120,000 to $125,000). The annual stock retainer of $160,000 remains unchanged. Approximately 44 percent of the annual compensation (or $125,000) is payable in cash in four quarterly installments and approximately 56 percent of the annual compensation (or $160,000) is payable in common stock after the Annual Meeting. In addition, the chair of the Audit Committee receives an additional annual fee of $25,000 and the chair of the Compensation Committee receives an additional annual fee of $20,000. The chairs of the Finance and Nominating and Governance Committees each receive an additional annual fee of $15,000. The Lead Director receives an additional annual fee of $30,000. There are no meeting fees. In lieu of the cash fees, a director may elect to receive common stock of the Company. Non-employee directors may also voluntarily defer all or part of their annual cash fees or stock awards until they cease to be members of the Board.

Deferred Stock — For directors who have elected to defer their annual stock awards or annual cash fees into a common stock equivalents account (“Deferred Stock”), the Company credits their accounts with a number of 3M common stock equivalents (including fractional share equivalents) equal to the number of actual shares of 3M common stock which could have been purchased with such deferred amounts on the first day of the calendar quarter, using the closing price of 3M common stock on the NYSE on the last business day immediately preceding such date. In addition, on each payment date for dividends on 3M common stock, the Company credits to the directors’ accounts a number of 3M common stock equivalents having a value equal to the dividend, determined by using the closing price of 3M common stock on the NYSE on the sixth business day preceding the dividend record date. The Deferred Stock is fully vested upon grant but does not have voting rights. Appropriate adjustments to the amount of Deferred Stock shall be made to the accounts for stock splits, stock dividends, merger, consolidation, payment of dividends other than in cash, and similar circumstances affecting 3M common stock. The Deferred Stock will be distributed in 3M common stock to non-employee directors beginning on January 1 of the year following the year in which they leave the Board, either in a lump sum or in up to ten annual installments pursuant to their deferral elections.

All Other Compensation — The column below showing “All Other Compensation” includes the incremental cost of complimentary products and matching gifts. The non-employee directors are eligible to participate in the Company’s matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to a total of $5,000 a year in contributions by the director to eligible institutions of higher education.

2017 Proxy Statement  |  29

2016 Director Compensation Table

The total 2016 compensation of our non-employee directors is shown in the following table:

NON-EMPLOYEE DIRECTORS	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Linda G. Alvarado (retired from the Board, effective May 10, 2016)	44,986	57,268	0	102,254
Sondra L. Barbour	125,000	160,000	0	285,000
Thomas “Tony” K. Brown	125,000	160,000	0	285,000
Vance D. Coffman*	137,514	160,000	5,000	302,514
David B. Dillon	125,000	160,000	5,000	290,000
Michael L. Eskew*	175,000	160,000	1,000	336,000
Herbert L. Henkel*	150,000	160,000	0	310,000
Muhtar Kent	127,486	160,000	0	287,486
Edward M. Liddy*	140,000	160,000	0	300,000
Gregory R. Page (elected February 1, 2016)	114,351	146,448	5,000	265,799
Robert J. Ulrich	125,000	160,000	0	285,000
Patricia A. Woertz (elected February 2, 2016)	114,011	146,011	0	260,022

* Committee Chair

(1) This column represents the amount of all fees earned or paid in cash for services as a director.

(2) This column represents the grant date fair value of the stock awards made in 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, excluding the effect of estimated forfeitures. The Company does not grant stock options to non-employee directors. Since all stock awards vest on the grant date, there are no unvested stock awards outstanding at year end.

(3) This column includes matching gifts. Non-employee directors are eligible to participate in the Company’s matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to a total of $5,000 a year in contributions by the director to eligible institutions of higher education.

Stock Ownership Guidelines

The Board requires that each director retain the stock portion (currently valued at $160,000) of the annual compensation issued on or after October 1, 2007, until the director leaves the Board. Information regarding accumulated stock and deferred stock units is set forth in the section entitled “Security Ownership of Management” beginning on page 72 of this Proxy Statement.

Hedging and Pledging Policies

The Company’s stock trading policies prohibit directors and the Company’s executive officers from (i) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s common stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds; (ii) engaging in short sales related to the Company’s common stock; (iii) placing standing orders; (iv) maintaining margin accounts; and (v) pledging 3M securities as collateral for a loan. All transactions in 3M securities by directors and executive officers must be pre-cleared with the Deputy General Counsel.

30  |  3M

AUDIT COMMITTEE
MATTERS

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm for 2017

The Audit Committee is directly responsible for the appointment, compensation (including approval of all fees), retention, and oversight of the Company’s independent registered public accounting firm (“Independent Accounting Firm”) retained to perform the audit of our financial statements and our internal control over financial reporting.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as 3M’s Independent Accounting Firm for 2017. PwC has been 3M’s Independent Accounting Firm since 1998. Prior to that, 3M’s Independent Accounting Firm was Coopers & Lybrand (until its merger with Price Waterhouse in 1998). In accordance with SEC rules and PwC policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee annually reviews PwC’s independence and performance in connection with the Audit Committee’s determination of whether to retain PwC or engage another firm as our Independent Accounting Firm. In the course of these reviews, the Audit Committee considers, among other things:

●	PwC’s historical and recent performance on the 3M audit, including input from those 3M employees with substantial contact with PwC throughout the year about PwC’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by PwC and its audit team;
●	an analysis of PwC’s known legal risks and significant proceedings;
●	external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
●	PwC’s independence;
●	the appropriateness of PwC’s fees, on both an absolute basis and as compared to its peer firms;
●	PwC’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and
●	PwC’s capability and expertise in handling the breadth and complexity of our global operations, including the Company’s phased implementation of an enterprise resource planning system on a worldwide basis over the next several years.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of the Company and our stockholders to retain PwC to serve as our Independent Accounting Firm for 2017.

We are asking our stockholders to ratify the selection of PwC as our Independent Accounting Firm for 2017. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate governance. If the selection of PwC is not ratified, the Audit Committee will consider whether it is appropriate to select another Independent Accounting Firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different Independent Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

PwC representatives are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

RECOMMENDATION OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017. Proxies solicited by the Board of Directors will be voted “FOR” ratification unless a stockholder indicates otherwise in voting the proxy.

2017 Proxy Statement  |  31

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The management of the Company is responsible for (i) the preparation of complete and accurate annual and quarterly consolidated financial statements (“financial statements”) in accordance with generally accepted accounting principles in the United States, (ii) maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations, and (iii) an assessment of the effectiveness of internal control over financial reporting. The Independent Accounting Firm is responsible for planning and conducting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) an audit of the Company’s annual consolidated financial statements and a review of the Company’s quarterly financial statements and expressing opinions on the Company’s financial statements and internal control over financial reporting based on the integrated audits.

In this context, the Audit Committee has met and held discussions with management and the Independent Accounting Firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and the Independent Accounting Firm. The Audit Committee has discussed with the Independent Accounting Firm matters required to be discussed pursuant to the PCAOB’s Auditing Standards on Communications with Audit Committees, as currently in effect.

In addition, the Audit Committee has reviewed and discussed with the Independent Accounting Firm the auditor’s independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letters required by applicable requirements of the PCAOB regarding the Independent Accounting Firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the Independent Accounting Firm’s independence from the Company.

The Audit Committee also has considered whether the Independent Accounting Firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the Independent Accounting Firm is independent from the Company and its management.

The Audit Committee has discussed with the Company’s Internal Audit Department and Independent Accounting Firm the overall scope of and plans for their respective audits. The Audit Committee meets with the Internal Auditor, Chief Compliance Officer, the General Counsel, and representatives of the Independent Accounting Firm in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Submitted by the Audit Committee

Herbert L. Henkel, Chair
Sondra L. Barbour
Thomas “Tony” K. Brown
David B. Dillon
Gregory R. Page

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Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Accounting Firm

The Audit Committee is responsible for appointing and overseeing the work of the Independent Accounting Firm. The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Accounting Firm.

Before engagement of the Independent Accounting Firm for the next year’s audit, the Independent Accounting Firm will submit to the Audit Committee for approval a detailed description of services it expects to render to the Company during that year for each of the following categories of services:

●	Audit services include audit work performed in the preparation of consolidated financial statements, as well as work that generally only the Independent Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, attest services, and consultation regarding financial accounting and/or reporting standards;
●	Audit-related services are for assurance and related services that are traditionally performed by the Independent Accounting Firm, including due diligence related to mergers and acquisitions or dispositions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements;
●	Tax services include all services performed by the Independent Accounting Firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice; and
●	Other services are those services not captured in the other categories.

Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Accounting Firm to report actual fees in comparison to the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Accounting Firm.

The Audit Committee has delegated pre-approval authority to the chair of the Committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees of the Independent Accounting Firm

The following table represents fees billed for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of the Company’s consolidated financial statements for the years ended December 31, 2015 and 2016, and fees billed for other services rendered by PwC during those periods.

Audit and Non-Audit Fees ($ in Millions)

	2015	2016
Audit Fees:	$15.4	$15.1
Audit-Related Fees:	3.3	0.5
Tax Fees:	1.8	1.0
All Other Fees:	0.2	0.2
Total	$20.7	$16.8

In the above table, in accordance with SEC rules, “Audit” fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, procedures related to the adoption of new accounting standards, comfort letters, consents, and review of documents filed with the Securities and Exchange Commission. “Audit-related” fees consisted principally of financial due diligence, carve out audit procedures, internal control and system audit procedures, agreed-upon procedures, employee benefit plan audits, and other attest services. “Tax” fees consisted principally of tax compliance services in foreign jurisdictions, assistance with transfer pricing documentation, assistance with excise tax filings, and advice on foreign and domestic tax related matters. “All Other” fees consisted of information security vendor assessments, licenses for accounting software, and other permissible services that do not fall into the three categories listed above.

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Audit Committee Restrictions on Hiring Employees of the Independent Accounting Firm

The Audit Committee has adopted restrictions on the hiring by the Company of any PwC partner, director, manager, staff, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of PwC’s certification of the Company’s financial statements. Audit assurance includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

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EXECUTIVE
COMPENSATION

Proposal No. 3: Advisory Approval of Executive Compensation

Section 14A of the Securities Exchange Act provides our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement. This is the sixth year that the Company is asking stockholders to vote on this type of proposal, known as a “say-on-pay” proposal. As required by Section 14A of the Securities Exchange Act, the Company anticipates providing its stockholders with the opportunity at its 2017 Annual Meeting to cast an advisory vote on the frequency with which stockholders will be offered the chance to vote on future say-on-pay proposals.

We believe that our executive compensation program is consistent with our core compensation principles and is structured to assure that those principles are implemented. At the Annual Meeting of Stockholders held on May 10, 2016, approximately 96 percent of the votes cast on this issue voted to approve the compensation of the Company’s named executive officers as disclosed in last year’s Proxy Statement. Although the vote was non-binding, the Compensation Committee believes this level of approval percentage indicates that our stockholders strongly support our core compensation principles and our executive compensation program, and we believe our stockholders as a whole should support them as well.

Thus, the Company is submitting to stockholders the following resolution for their consideration and approval:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative).”

As described in the Compensation Discussion and Analysis portion of this Proxy Statement, 3M delivered another year of strong financial performance in 2016. These results reflected the strong performance of the Company’s leadership team, including the Named Executive Officers, which impacted their annual and long-term incentive compensation earned during 2016.

While the Board of Directors and the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature. The Company currently holds advisory votes on the compensation of named executive officers annually. Accordingly, the next such advisory vote is expected to occur at the 2018 Annual Meeting.

RECOMMENDATION OF THE BOARD

The Board of Directors unanimously recommends a vote “FOR” this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted “FOR” this proposal unless a stockholder indicates otherwise in voting the proxy.

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Proposal No. 4: Advisory Approval on the Frequency of Advisory Votes on Executive Compensation

As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory vote on the frequency with which stockholders will be offered the opportunity to cast future advisory votes on the compensation of its named executive officers. Stockholders may choose from the following alternatives: 1 Year, 2 Years, 3 Years, or to abstain from voting on this proposal.

After careful consideration, the Board of Directors recommends annual (“1 Year”) advisory votes on the compensation of the Company’s executives. It continues to believe that annual votes will provide the clearest and most useful feedback from stockholders to the Company and the Compensation Committee in this important area, and will confirm the Company’s commitment to frequent and transparent communications with investors.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, stockholders have four choices with respect to this proposal: “1 Year”, “2 Years”, “3 Years”, or “Abstain”. For the reasons discussed above, we are asking our stockholders to vote for a frequency of “1 Year” when voting on this proposal.

While the Board of Directors and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal, the vote is not binding on the Company or the Board and is advisory in nature.

RECOMMENDATION OF THE BOARD

The Board of Directors unanimously recommends a vote in favor of conducting an advisory vote on executive compensation every “1 year”. Proxies solicited by the Board of Directors will be voted in favor of conducting an advisory vote on executive compensation every “1 year” unless a stockholder indicates otherwise in voting the proxy.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes 3M’s executive compensation program, explains how 3M’s Compensation Committee oversees and implements this program, and reviews the 2016 compensation for the executive officers identified below. Throughout this Compensation Discussion and Analysis and elsewhere in this Proxy Statement, we refer to this group of individuals as the “Named Executive Officers.”

NAME	TITLE
Inge G. Thulin	Chairman of the Board, President and Chief Executive Officer
Nicholas C. Gangestad	Senior Vice President and Chief Financial Officer
Michael F. Roman	Executive Vice President, Industrial Business Group
Joaquin Delgado	Executive Vice President, Consumer Business Group
Michael G. Vale	Executive Vice President, Health Care Business Group

As an aid to assist readers to more quickly navigate the information provided, this Compensation Discussion and Analysis is organized into four distinct sections:

Section I: Executive Summary	37
Section II: How We Determine Compensation	42
Section III: How We Paid our Named Executive Officers in 2016	49
Section IV: Ways in Which We Address Risk and Governance	55

For the meaning of certain capitalized terms used throughout this Compensation Discussion and Analysis, see “Meaning of Certain Terms” on page 48 of this Proxy Statement.

SECTION I: Executive Summary

2016 Financial Performance and Business Highlights

For 3M, 2016 was a year of strong financial performance achieved through disciplined execution in a challenging macro environment.

EARNINGS PER SHARE GROWTH	ORGANIC LOCAL CURRENCY SALES GROWTH	RETURN ON INVESTED CAPITAL*	FREE CASH FLOW CONVERSION*
+7.7%	-0.1%	22.6%	104%
●Earnings per share grew from $7.58 in 2015 to $8.16 in 2016 ●Expanded full-year operating income margins 110 basis points to 24.0 percent	●Continued low-growth external environment ●Four of five Business Groups were flat to positive ●Three of four geographic areas were positive	●Efficiently deploying capital across the business ●Fourth consecutive year of at least 20 percent	●Third consecutive year greater than 100 percent

* See Appendix A to this Proxy Statement for a reconciliation of free cash flow and free cash flow conversion to our results as reported under generally accepted accounting principles in the United States and the calculation of return on invested capital as shown here.

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We believe that our ability to deliver consistent results over time is reflected in our total stockholder return, which was in the top one-third of our executive compensation peer group for the one-, three-, and five-year periods ending on December 31, 2016. For additional information, see “Total Stockholder Return” on page 40 of this Proxy Statement.

Other noteworthy accomplishments include the following:

●	Celebrated the grand opening of our new $150 million laboratory in St. Paul, Minnesota;
●	Achieved 100 consecutive years of paying dividends to stockholders;
●	Awarded 668 patents in The United States and 3,770 globally, bringing the total to more than 109,000 patents awarded to 3M throughout its corporate history;
●	Returned $6.4 billion to stockholders via dividends and gross share repurchases;
●	Improved our employment brand by earning recognition as the “Top Dream Company” in the 2016 Millennial Career Survey conducted by the National Society of High School Scholars; and
●	Continued progress on our three key levers: Portfolio Management, Investing in Innovation, and Business Transformation.

Factors Creating Alignment Between Pay and Performance

3M’s executive compensation program is designed to maintain a strong alignment between corporate performance and executive compensation by tying incentive compensation to the achievement of performance metrics that we believe increase the Company’s long-term value. Highlights of the program include:

●

A large portion of each executive’s target Total Direct Compensation (cash plus long-term incentives) is performance-based, varying from 90 percent for Chief Executive Officer Inge Thulin to a range of 79-85 percent for the other Named Executive Officers; and

●

The incentive compensation opportunities provided to the Named Executive Officers are based on multiple performance-based metrics focused primarily on growth in revenue and earnings, increase in 3M’s common stock price, efficient use of capital, and free cash flow conversion.

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Impact of Company Performance on Incentive Compensation

The Company’s performance directly impacted incentive compensation decisions and pay outcomes for our Named Executive Officers as follows:

2016 Annual Incentive Compensation

For the Named Executive Officers paid on the basis of the Company’s overall performance, the 2016 annual incentive compensation payout (before any adjustment for individual performance) averaged 98 percent of the target amount. The payouts reflect our solid performance against the goals established for 2016:

●	Local currency sales achieved 98 percent of plan;
●	3M economic profit achieved 101 percent of plan; and
●	3M’s 2016 economic profit represented 97 percent of its 2015 results.

Performance Share Awards (Long-Term Incentive Compensation)

The number of shares delivered pursuant to the performance share awards issued to the Named Executive Officers for the 2014-2016 performance period equaled 123 percent of the target number of shares awarded. The actual number of shares issued exceeded the target number of performance shares awarded due to solid performance against the performance goals established for these awards in February 2014, as shown below.

Relative Organic Volume Growth (40% Weighting)	ROIC (40% Weighting)	New Product Vitality Index (20% Weighting)

●2014 performance exceeded the target level established for these awards ●No shares were earned based on 2015 and 2016 performance for this metric	●Numbers shown exclude the impact of acquisitions ●2014, 2015, and 2016 performance exceeded the maximum level established for these awards	●Performance for each year shown exceeded the threshold level established for these awards ●Results reflect shift to a more rigorous process focused on creating products with greater potential impact

After considering the appreciation in the price of 3M’s common stock over the three-year performance period, the value of the 3M shares delivered to the Named Executive Officers in settlement of these awards (determined using the closing price of a share of 3M common stock on the NYSE for December 30, 2016) equaled 179 percent of the value of the target number of performance shares subject to such awards (determined using the closing price of a share of 3M common stock on the NYSE for March 3, 2014, the initial grant date of 2014 performance share awards).

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Stock and Long-Term Incentive Compensation

The performance of 3M’s stock has a material impact on the amount of compensation actually realized by our Named Executive Officers. Our stock ownership guidelines require covered executives, including the Named Executive Officers, to own amounts of Company stock having a value exceeding a specified multiple of their base salary. If the market price of 3M’s stock declines, so does the value of the stock they own.

Similarly, stock options and other long-term incentive awards held by our Named Executive Officers increase or decrease in value along with increases and decreases in the value of 3M’s common stock. The stock options and other long-term incentive compensation granted to our Named Executive Officers during and in years prior to 2016 increased in value as the closing price for a share of the Company’s common stock on the NYSE increased from $150.64 on December 31, 2015, to $178.57 on December 30, 2016.

Total Stockholder Return

As reflected in the following table, 3M’s stock performance (annualized total stockholder return of 11 percent over the three-year period ending on December 31, 2016) continues to compare favorably with the stock performance of the peer companies included in the Company’s executive peer group (for which the median total stockholder return over the same three-year period was nine percent), as described under “Competitive Pay” on page 46 of this Proxy Statement.

ANNUALIZED TOTAL STOCKHOLDER RETURNS OF 3M’S EXECUTIVE COMPENSATION PEER GROUP

Note: 5-Year Return = Five years ending 12/31/16; 3-Year Return = Three years ending 12/31/16; 1-Year Return = One year ending 12/31/16 Source: Bloomberg. No information is provided for Tyco International plc, which completed its combination with Johnson Controls, Inc., effective as of September 2, 2016, and is now known as "Johnson Controls International plc."

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2016 Say on Pay

In 2016, approximately 96 percent of the votes cast on our say-on-pay proposal approved the compensation of our named executive officers as disclosed in last year’s Proxy Statement. Although the vote was non-binding, the Committee believes this level of approval indicates that stockholders strongly support our executive compensation programs and policies. The Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.

For information concerning our investor outreach efforts, please refer to the section entitled “Stockholder Outreach and Engagement” on page 17 of this Proxy Statement.

Noteworthy Compensation Actions for 2016

During 2016, we implemented the following changes with respect to our executive compensation program:

●Amended the definition of “Retirement” in our Annual Incentive Plan and our 2008 Long-Term Incentive Plan effective as of January 1, 2016, to mean a termination of employment with the Company after attaining age 55 with at least 10 years of service. Prior to this change, the term “Retirement” meant a termination of employment with the Company after attaining age 55 with at least five years of service. This change was made to better align the benefits of long-term service to the Company with the commitment required to earn them. The previous definition continues to apply to awards granted under our 2008 Long-Term Incentive Plan before January 1, 2016.
●Recalculated the number of shares required to be beneficially owned by our executive officers in order to maintain compliance with our stock ownership guidelines, effective December 31, 2016.

Compensation Policies and Practices

Our compensation program is designed to provide appropriate performance incentives and avoid compensation practices that do not promote the interests of our stockholders.

WE DO	WE DO NOT

✓Maintain a strong alignment between corporate performance and compensation by having a majority of Total Direct Compensation consist of performance-based compensation.
✓Conduct an annual assessment to identify and mitigate risks in the design of our incentive compensation programs.
✓Have a comprehensive clawback policy.
✓Use an independent compensation consultant retained by, and reporting directly to, the Committee.
✓Limit the number and amount of executive perquisites.
✓Prohibit our executive officers from hedging or pledging 3M common stock.
✓Maintain robust stock ownership guidelines applicable to all of our executive officers.
✓Conduct competitive benchmarking to align executive compensation with the market.

✗Have employment, severance, or change in control agreements with any of our executive officers.
✗Provide tax gross-ups on executive perquisites.
✗Have agreements that would provide automatic “single-trigger” accelerated vesting of equity compensation or excise tax gross-up payments to any of our executive officers in the event of a change in control.
✗Provide dividends or dividend equivalents on unearned equity awards.
✗Reprice stock options without the approval of 3M stockholders, except for “anti-dilution” adjustments (such as adjustments in connection with a stock split, spinoff, etc.)

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SECTION II: How We Determine Compensation

Principles of Our Executive Compensation Program

3M believes that the compensation of its executives should be closely tied to the performance of the Company, so that their interests are aligned with the interests of long-term 3M stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company’s executive compensation program:

●	Total Direct Compensation should be competitive to attract the best talent to 3M, motivate executives to perform at their highest levels, reward individual contributions that improve the Company’s ability to deliver outstanding performance, and retain those executives with the leadership abilities and skills necessary for building long-term stockholder value;
●	The portion of Total Direct Compensation that is performance-based and is, therefore, at risk should increase with the level of an individual’s responsibility;
●	The program should balance incentives for delivering outstanding long-term, sustainable performance against the potential risk of encouraging inappropriate risk-taking;
●	The metrics and targets for earning performance-based incentives should be consistent with, and aligned to, increasing stockholder value over the long term; and
●	Executives are most effectively motivated to build long-term stockholder value when a significant portion of their personal net worth is tied to the value of 3M common stock.

Roles and Responsibilities

The Company believes that a collaborative process best ensures that compensation decisions reflect the principles of our executive compensation program. Set forth below is a summary of the roles and responsibilities of the key participants that were involved in making decisions relating to the compensation that our Named Executive Officers earned in 2016.

RESPONSIBLE PARTY	PRIMARY ROLES AND RESPONSIBILITIES RELATING TO COMPENSATION DECISIONS
Compensation Committee (Composed solely of independent, non-employee directors and reports to the Board)
●Reviews the design of, and risks associated with, the Company’s compensation policies and practices;
●Approves annual performance goals (including performance metrics for long-term incentives) and the compensation of our Chief Executive Officer, subject to ratification by the independent members of the Board of Directors;
●Acting through the Committee’s Chairman, conducts an annual evaluation of our Chief Executive Officer’s performance and reviews such evaluation with the independent members of the Board of Directors;
●Approves the compensation of our other Named Executive Officers (including performance metrics for long-term incentives); and
●Approves all changes to the composition of the executive peer group.

Independent Non-employee Members of the Board of Directors
●Considers the Committee’s recommendation regarding the compensation of our Chief Executive Officer and, if deemed appropriate, approves such compensation; and
●Considers the Committee’s annual evaluation of our Chief Executive Officer’s performance.

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RESPONSIBLE PARTY	PRIMARY ROLES AND RESPONSIBILITIES RELATING TO COMPENSATION DECISIONS
Independent Consultant to the Compensation Committee* (Frederic W. Cook & Co., Inc.)
●Provides the Committee with advice regarding the design of, and risks associated with, all elements of the Company’s executive compensation program;
●Reviews and provides an independent assessment of materials provided to the Committee by management of the Company;
●Provides advice and recommendations to the Committee regarding the composition of the compensation peer groups;
●Provides expert knowledge of regulatory developments, marketplace trends and best practices relating to executive compensation, and competitive pay levels;
●Makes recommendations regarding the compensation of the Named Executive Officers (including our Chief Executive Officer); and
●Regularly attends and actively participates in the meetings of the Committee, including executive sessions.

Chief Executive Officer (Assisted by our Senior Vice President, Human Resources and other Company employees)
●Approves annual performance goals and objectives for the Named Executive Officers (other than himself);
●Conducts an annual performance evaluation for each of the Named Executive Officers (other than himself) and presents the results to the Committee; and
●Makes recommendations to the Committee with respect to the compensation of the Named Executive Officers (other than himself) based on his assessment of their performance.

* During 2016, the Committee was assisted by its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc. (“FW Cook”). Other than the support that it provided to the Committee, FW Cook provided no other services to the Company or 3M management, with the exception of independent advisory support to the Nominating and Governance Committee on the compensation of 3M’s non-employee directors so that valuation methodologies and peer groups are consistent with those used for executives and other employees. During the year, the Committee conducted an evaluation of the independence of Mr. Paulin and his firm considering the relevant regulations of the Securities and Exchange Commission and the NYSE listing standards. The Committee concluded that the services performed by Mr. Paulin and his firm raised no conflicts of interest.

Elements of Target 2016 Total Direct Compensation

The illustration below and the discussion that follows show how the target Total Direct Compensation of the Named Executive Officers was apportioned among base salary, annual incentives and long-term incentives for 2016, and how these elements relate to the strategic business goals of the Company.

CEO	Other NEOs (Average)

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Base Salary
Percentage of Target 2016 Total Direct Compensation: CEO – 10% Other NEOs – 17%

3M pays each of its executives a base salary in cash on a monthly basis. The amount of this base salary is reviewed at least annually, and does not vary with the performance of the Company. Base salaries are designed to compensate the executives for their normal day-to-day responsibilities, and it is the only component of their compensation that is considered to be fixed rather than variable in nature.

Annual Incentive
Percentage of Target 2016 Total Direct Compensation: CEO – 16% Other NEOs – 15%	Performance Metrics: - 50% Local Currency Sales vs. Plan - 20% Economic Profit vs. Plan - 30% Economic Profit vs. Prior Year

3M provides its executives with annual incentive compensation through plans that are intended to align a significant portion of their Total Cash Compensation with the financial performance of the Company and its business units. Each executive is assigned a target amount of annual incentive compensation as part of his or her Total Cash Compensation, but the amount of annual incentive compensation actually paid depends on the performance of 3M and its relevant business units as well as the executives’ individual performance.

3M’s AIP offers eligible employees an opportunity to earn short-term incentive compensation based on three performance metrics, which were weighted as indicated for 2016:

●	Local Currency Sales (of 3M or a business unit, as applicable) vs. plan for the current year (50 percent);
●	Economic Profit (of 3M or a business unit, as applicable) vs. plan for the current year (20 percent); and
●	3M Economic Profit vs. actual results for the prior year (30 percent).

The actual amount paid to an eligible employee for a particular year may range from 0 percent to 200 percent of the employee’s target amount for that year, depending on the performance of the Company and its business units compared to the performance goals approved by the Compensation Committee. The amount of annual incentive compensation paid to an eligible employee also may be increased by up to 30 percent or be reduced by up to 100 percent based on the employee’s individual performance during that year. Individual performance takes into account both quantitative (financial results, for example) and qualitative (market and economic circumstances, for example) factors. In no event, however, may the total amount paid to an eligible employee exceed 200 percent of the employee’s target amount for the year.

In determining the amount of annual incentive compensation paid to a Named Executive Officer, the Named Executive Officer’s individual performance is considered based upon the annual performance evaluation that Mr. Thulin, assisted by 3M’s Senior Vice President, Human Resources, does for each Named Executive Officer (other than himself) and the annual performance evaluation that the Compensation Committee (acting through its Chairman) does for Mr. Thulin. These performance evaluations are done according to 3M’s overall performance assessment and management processes, which involve setting annual financial and non-financial goals and objectives for each individual and then assessing the individual’s overall performance against these goals and objectives at the end of the year. While the annual incentive compensation earned by most 3M executives is determined under the AIP, the annual incentive compensation earned by 3M’s Named Executive Officers, as well as the other senior executives whose compensation is decided by the Committee, is determined under the Executive Plan approved by 3M’s stockholders at the 2007 Annual Meeting. A total of 18 senior executives participated in this Executive Plan during 2016. This Executive Plan, which is intended to provide compensation that is exempt from the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code, provides performance-based compensation for which the performance goal is the Company’s Adjusted Net Income.

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Assuming the Company meets the Adjusted Net Income goal, the Executive Plan provides the Committee with discretion to determine the amount of annual incentive compensation paid to 3M’s Named Executive Officers and its other senior executives. The Executive Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive for a year (a percentage of the Company’s Adjusted Net Income for such year) and then the Committee utilizes this discretion to pay each covered executive less than this maximum amount based on such factors as it deems relevant. Since the Executive Plan was first adopted in 2007, the Committee has rarely used this discretion to pay a covered executive (other than our Chief Executive Officer) anything other than the same amount such executive would have received had he or she been participating in the broad-based AIP (including the individual performance multiplier).

Long-Term Incentives
Percentage of Target 2016 Total Direct Compensation: CEO – 37% Stock Options 37% Performance Shares Other NEOs – 34% Stock Options 34% Performance Shares	Performance Metrics: - 40% Relative Organic Volume Growth - 20% ROIC - 20% Free Cash Flow Conversion - 20% EPS Growth

3M provides long-term incentive compensation to its executives through an incentive plan approved by the Company’s stockholders. This is a typical omnibus-type plan that authorizes the Committee to grant stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, and other stock awards to employees of the Company. The Company provides its executives with this long-term incentive compensation based on 3M common stock in order to effectively motivate such executives to build long-term stockholder value.

In determining the initial target grant value of the stock options and performance shares provided to our Named Executive Officers, the Compensation Committee considers the individual performance of our Named Executive Officers using the performance evaluations described under “Annual Incentive” above.

Our Named Executive Officers also may receive special equity awards on an ad hoc basis as new hires or for recognition and retention, promotions, or other purposes.

Benefits and Perquisites

Our Named Executive Officers participate in the same health care, disability, life insurance, pension, and 401(k) benefit plans available to most of the Company’s U.S. employees.

They are also eligible to receive certain additional benefits and perquisites that are provided for the convenience (financial planning assistance, for example), financial security (nonqualified deferred compensation plans and premiums for additional life insurance coverage, for example), or personal security (travel on corporate aircraft and home security equipment/monitoring, for example) of the executives.

Subject to a few exceptions (travel on corporate aircraft, for example), 3M generally provides these additional benefits and perquisites to all of our executives on a consistent basis, although the type of additional life insurance coverage provided varies based on the date the executive was first appointed to an executive position. Individuals first appointed to an executive position on or before February 28, 2003, receive additional life insurance coverage that is provided through a whole life insurance policy or a universal life insurance policy. Individuals first appointed on or after March 1, 2003, receive group term life insurance coverage.

These additional benefits are described in the All Other Compensation Table. No tax gross-ups are provided on any of these additional benefits and perquisites. The entire program applied to approximately 100 members of senior management during 2016, including all of the Named Executive Officers.

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Competitive Pay

We compete for executive talent in a global market. In order to ensure that we are providing Total Direct Compensation that is competitive, the Committee annually conducts a rigorous benchmarking process with the help of its independent compensation consultant, FW Cook. During this process, the Committee considers available pay data for two peer groups: an executive peer group and a survey peer group.

Executive Peer Group

For 2016, the executive peer group consisted of the 18 companies identified below (which remained the same as in the previous year, except for the elimination of Covidien due to its merger with Medtronic), as recommended by the Committee’s independent compensation consultant and approved by the Committee. The companies in this executive peer group were selected because (1) their performance was monitored regularly by the same market analysts who monitor the performance of 3M (investment peers), and/or (2) they met criteria based on similarity of their business and pay models, market capitalization (based on an eight-quarter rolling average), and annual revenues.

(Dollars in millions)
LATEST FOUR QUARTERS REVENUES		TRAILING 8-QUARTER AVERAGE MARKET CAPITALIZATION
General Electric Company	$120,273	Johnson & Johnson	$301,663
Johnson & Johnson	$71,890	General Electric Company	$275,757
The Procter & Gamble Company	$65,231	The Procter & Gamble Company	$221,109
United Technologies Corporation	$57,244	Medtronic plc	$107,848
Dow Chemical Company	$48,158	3M Company	$101,422
Honeywell International, Inc.	$39,302	United Technologies Corporation	$87,349
Caterpillar Inc.	$38,537	Honeywell International, Inc.	$84,911
3M Company	$30,109	Danaher Corporation	$60,562
Medtronic plc	$29,361	Dow Chemical Company	$59,812
Deere & Company	$26,545	E. I. du Pont de Nemours and Company	$57,746
E. I. du Pont de Nemours and Company	$24,594	Caterpillar Inc.	$47,726
Eaton Corporation plc	$19,747	Kimberly-Clark Corporation	$44,491
Kimberly-Clark Corporation	$18,202	Illinois Tool Works Inc.	$37,905
Danaher Corporation	$16,882	Emerson Electric Co.	$34,441
Emerson Electric Co.	$14,401	Eaton Corporation plc	$28,519
Illinois Tool Works Inc.	$13,599	Deere & Company	$28,115
TE Connectivity Ltd.	$12,468	TE Connectivity Ltd.	$24,060
Corning Incorporated	$9,390	Corning Incorporated	$23,209
75th Percentile	$48,158	75th Percentile	$87,349
Mean	$36,813	Mean	$89,719
Median	$26,545	Median	$57,746
25th Percentile	$16,882	25th Percentile	$34,441
3M Percentile Rank	57%	3M Percentile Rank	79%

All data shown was obtained from Standard & Poor’s Capital IQ. Revenues are stated in millions for the latest available four quarter as of February 28, 2017. Market Capitalizations are stated in millions as of February 28, 2017. No information is provided for Tyco International plc, which completed its combination with Johnson Controls, Inc., effective as of September 2, 2016, and is now known as “Johnson Controls International plc.”

The Committee periodically reviews the composition of the executive peer group to determine whether any changes are appropriate. At the recommendation of its independent compensation consultant, the Committee replaced Parker-Hannifin Corporation with General Electric Company in August 2016 to more closely align the composition of the executive peer group with our investment peers. Following the completion of Tyco International’s combination with Johnson Controls and its related restructuring, the Committee also replaced Tyco International with Johnson Controls International plc in January 2017, as recommended by the Committee’s independent compensation consultant. These changes did not affect 2016 compensation decisions made by the Committee.

The Company receives pay data and information on the executive compensation practices at the companies in 3M’s executive peer group from Aon Hewitt and FW Cook.

46  |  3M

Survey Peer Group

For 2016, there are approximately 170 comparator companies in the survey peer group. Although the number and identity of the companies varies from year to year and from survey to survey, each of the companies included in the survey peer group are either part of the Standard & Poor’s 500 Index or have annual revenue exceeding $20 billion. All of the companies in the survey peer group also participate in one or more executive compensation surveys obtained from three consulting firms (Aon Hewitt, FW Cook, and Willis Towers Watson). Pay data for the survey peer group is statistically regressed to recognize the different sizes of the comparator companies (based on annual revenues) as compared to the size of 3M. The Committee does not review the identity of the companies in the survey peer group.

How the Committee Uses Competitive Pay Data

The Committee considers the pay data from the Peer Groups as a reference point when establishing the target Total Cash Compensation and the initial target value of long-term incentive compensation to be provided to our executives in any given year. For each executive, the Committee generally tries to set such amounts at or near the median for the corresponding items of compensation provided to similarly situated executives in the executive peer group. In situations where the Committee believes that there is insufficient market data for one or more positions, the Committee starts with the median amount for a similar position and adjusts that amount up or down (generally not more than 15 percent) to arrive at a number that it uses as the “median” for that position. The final target amounts established by the Committee for each executive may vary (generally between 80 and 120 percent of the relevant median) based on individual circumstances. When setting the target amounts for any individual executive, the Committee may consider the breadth and complexity of the executive’s duties and responsibilities, the scores assigned to the executive for his or her leadership behaviors (e.g., customer focus, strategic mindset, operational leadership), the financial and operational performance of the business activities for which the executive is responsible, experience and time in their current position, internal pay equity, individual performance, and such other factors as the Committee determines to be appropriate. The pay data for the survey peer group is used by the Committee to assess the reasonableness of the benchmarking results for each executive position benchmarked, helping to ensure that the Company’s compensation objectives are being met.

The Committee also uses information on the executive compensation practices at companies in the executive peer group when considering design changes to the Company’s executive compensation program. Overall, the Company believes that use of this information from the Peer Groups enables the Committee to create better alignment between executive pay and performance and to help ensure that 3M can attract and retain high-performing executive leaders.

Tally Sheets

The Committee periodically reviews a report comparing the amounts of compensation actually received by the Company’s Named Executive Officers to the amounts reported in its annual proxy statement and summarizing the compensation that would be owed to such individuals in the event of the termination of their employment under various circumstances. Reviewing this report helps the Committee better understand the Company’s potential obligations to the Named Executive Officers following the termination of their employment. It also helps the Committee better assess the risk of any of the Named Executive Officers leaving the Company prematurely because the Company is not providing sufficient retention incentives.

Tax Considerations

Section 162(m) of the Internal Revenue Code prohibits a company from deducting compensation in excess of $1 million paid in any year to any Covered Employee, but this limit does not apply to performance-based compensation that meets certain requirements under Section 162(m). For this purpose, the term “Covered Employee” means our Chief Executive Officer and each other Named Executive Officer whose compensation is reported in the Summary Compensation Table for the preceding year by reason of being among the three most highly compensated officers for that year, but does not include the Chief Financial Officer. The Committee continues to emphasize performance-based compensation for executives. However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company’s success. Consequently, in any year, the Committee may authorize compensation in excess of $1 million that is not considered “performance-based compensation” for purposes of Section 162(m). The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

2017 Proxy Statement  |  47

Say-on-Pay Advisory Approval of Executive Compensation

At our 2016 Annual Meeting, we conducted an advisory vote of stockholders with respect to the compensation of our named executive officers as disclosed in last year’s Proxy Statement. Approximately 96 percent of votes cast on this item approved the compensation of our named executive officers as disclosed in the 2016 Proxy Statement. While the approval was advisory in nature, the Committee believes the outcome of this vote serves as confirmation that an overwhelming majority of our stockholders believe that the pay of the named executive officers was appropriately aligned with the performance of the Company as well as the interests of our stockholders. As a result, the Committee chose not to make any changes in our executive compensation programs or policies or the compensation of any Named Executive Officer based on the favorable outcome of this vote.

Meaning of Certain Terms

Except as otherwise noted, capitalized terms used in this Compensation Discussion and Analysis have the meaning specified below.

ADJUSTED NET INCOME	means the net income of 3M as reported in its Consolidated Statement of Income, as adjusted to exclude special items.
AIP	means the broad-based Annual Incentive Plan by which the Company provides annual incentive compensation to approximately 30,000 eligible employees.
COMMITTEE	means the Compensation Committee of the Board of Directors of 3M Company.
ECONOMIC PROFIT

means the adjusted net income of 3M (net income including non-controlling interest plus after-tax interest expense, as reported in its Consolidated Statement of Income) reported in its Consolidated Statement of Income) or a business unit operating income, plus interest income and minus income taxes, adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business unit), less a charge (10 percent in 2016) for the capital used to generate such operating income. The Economic Profit of 3M is calculated using total Company average invested capital (equity plus debt, as reported in its Consolidated Balance Sheet), while the Economic Profit of a business unit is calculated using only accounts receivable and inventories of such business unit as capital.

EPS GROWTH

means the percentage increase or decrease in 3M’s diluted earnings per share attributable to 3M common stockholders (as reported in its Consolidated Statement of Income) for a year as compared to the previous year, as adjusted to exclude special items.

EXECUTIVE PLAN	means the Executive Annual Incentive Plan by which the Company provides annual incentive compensation to the Named Executive Officers as well as certain other executives.
FREE CASH FLOW CONVERSION	means the sum of 3M’s operating cash flows minus capital expenditures, divided by net income.
NEW PRODUCT VITALITY INDEX	means the percentage of the Company’s total sales derived from products introduced within the last five years.
ORGANIC LOCAL CURRENCY SALES GROWTH

means the net sales of 3M (as reported in its Consolidated Statement of Income) or a business unit, in local currency, adjusted to exclude the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business unit).

PEER GROUPS	means both 3M’s executive peer group of 18 companies, as described in the “Competitive Pay” section of this Compensation Discussion and Analysis and the survey peer group.

48  |  3M

RELATIVE ORGANIC VOLUME GROWTH

means the percentage amount by which the percentage increase or decrease in 3M’s net sales (as reported in its Consolidated Statement of Income) for a year as compared to the previous year, adjusted to exclude the sales attributable to acquisitions or divestitures for the 12 months following the date each acquisition or divestiture is completed, and to exclude price and currency effects, exceeds worldwide real sales growth as reflected in the worldwide Industrial Production Index, as published by Global Insight.

RETURN ON INVESTED CAPITAL

means the operating income of 3M (as reported in its Consolidated Statement of Income), plus interest income and minus income taxes, adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed, divided by the average invested capital (equity plus debt, as reported in its Consolidated Balance Sheet).

TOTAL CASH COMPENSATION	means the total of an individual’s base salary and annual incentive compensation.
TOTAL DIRECT COMPENSATION

means the total of an individual’s Total Cash Compensation plus the compensation value of their annual long-term incentive compensation awards (which is based on their grant date fair value as measured under accounting standards).

SECTION III: How We Paid Our Named Executive Officers In 2016

2016 Base Salary and Target Total Cash Compensation

The Committee considers changes in the base salaries and target Total Cash Compensation of the Named Executive Officers at least annually. As part of its normal process to progress senior executives to a level of compensation that is commensurate with their responsibilities, the Committee also periodically considers adjustments to the base salaries and target Total Cash Compensation of senior executives whose rate of pay is set below the market median. All adjustments are made only after considering the most recent compensation data available to the Committee for executives with similar responsibilities at companies in the Peer Groups, each individual’s place in the salary range for his or her position, and the individual’s job performance.

At the time Mr. Gangestad and Mr. Roman were appointed to their current positions, and consistent with our normal process, each executive was given a base salary and target Total Cash Compensation below the median for such elements paid to executives serving in similar positions at companies in the Peer Groups. Since that time, the Committee has periodically reviewed each executive’s performance and approved increases that are intended to bring his base salary and target Total Cash Compensation closer to the median. In January 2016, the Committee approved the following increases in the base salary and target Total Cash Compensation shown below for Mr. Gangestad and Mr. Roman.

NAME	PREVIOUS BASE SALARY	NEW BASE SALARY EFFECTIVE 2/1/16	% INCREASE	PREVIOUS TARGET TOTAL CASH COMPENSATION	NEW TARGET TOTAL CASH COMPENSATION EFFECTIVE 2/1/16	% INCREASE
Nicholas C. Gangestad	$627,327	$664,967	6%	$1,254,655	$1,329,934	6%
Michael F. Roman	$691,076	$732,541	6%	$1,278,490	$1,355,199	6%

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As a result of these increases, Mr. Gangestad’s and Mr. Roman’s target Total Cash Compensation was at or near 85 percent and 95 percent, respectively, of the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the executive peer group.

In February 2016, the Committee approved (and in the case of Mr. Thulin, the independent members of the Board of Directors ratified) the increases in the base salaries and target Total Cash Compensation shown below for the Named Executive Officers following completion of their annual performance evaluations. Mr. Delgado’s and Mr. Vale’s increases were both based on a combination of strong operational performance and market adjustment to bring their target Total Cash Compensation closer to the median paid to executives serving in similar positions at companies in the executive peer group.

NAME	PREVIOUS BASE SALARY	NEW BASE SALARY EFFECTIVE 4/1/16	% INCREASE	PREVIOUS TARGET TOTAL CASH COMPENSATION	NEW TARGET TOTAL CASH COMPENSATION EFFECTIVE 4/1/16	% INCREASE
Inge G. Thulin	$1,462,177	$1,491,180	2%	$3,712,051	$3,877,224	4%
Nicholas C. Gangestad	$664,967	$679,929	2%	$1,329,934	$1,359,858	2%
Michael F. Roman	$732,541	$748,966	2%	$1,355,199	$1,385,691	2%
Joaquin Delgado	$581,198	$632,385	9%	$1,075,215	$1,170,000	9%
Michael G. Vale	$585,464	$632,385	8%	$1,083,107	$1,170,000	8%

As a result of these increases, the target Total Cash Compensation of these Named Executive Officers ranged from 87 to 111 percent of the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the executive peer group.

In August 2016, the Committee approved the increases in the base salary and target Total Cash Compensation shown below for the Named Executive Officers (other than Mr. Thulin). The increases were designed to bring each executive’s target Total Cash Compensation closer to the median paid to executives serving in similar positions at companies in the executive peer group, consistent with individual performance.

NAME	PREVIOUS BASE SALARY	NEW BASE SALARY EFFECTIVE 10/1/16	% INCREASE	PREVIOUS TARGET TOTAL CASH COMPENSATION	NEW TARGET TOTAL CASH COMPENSATION EFFECTIVE 10/1/16	% INCREASE
Nicholas C. Gangestad	$679,929	$713,925	5%	$1,359,858	$1,427,850	5%
Michael F. Roman	$748,966	$771,435	3%	$1,385,691	$1,427,262	3%
Joaquin Delgado	$632,385	$670,328	6%	$1,170,000	$1,240,200	6%
Michael G. Vale	$632,385	$682,976	8%	$1,170,000	$1,263,600	8%

As a result of these increases, each of the executives’ target Total Cash Compensation was at or near the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the executive peer group, except that Mr. Gangestad’s target Total Cash Compensation was at 91 percent of the median value. Provided that Mr. Gangestad continues to perform at a satisfactory level, the Committee expects to continue increasing his compensation periodically until his target Total Cash Compensation is at or near the median.

50  |  3M

2016 Annual Incentive

During 2016, the Committee provided the Named Executive Officers with the opportunity to earn short-term incentive compensation under the Executive Plan. Each Named Executive Officer’s target annual incentive for the year was equal to the difference between his or her target Total Cash Compensation and annual base salary. Each of the Named Executive Officers was assigned to an appropriate business unit (the entire Company, in some cases) established under the AIP for the purpose of measuring business performance during 2016 and converting that performance into a payout based on the AIP’s formulas. While none of the Named Executive Officers are covered by the AIP, the Committee rarely uses its discretion under the Executive Plan to pay the covered executives (other than our Chief Executive Officer) anything other than the same amount such executive would have received had he or she been participating in the AIP (including the individual performance multiplier).

The amounts payable under the AIP for 2016 were based on the following performance results for the Company and, as applicable, the respective business units to which the Named Executive Officers were assigned:

(DOLLAR AMOUNTS IN MILLIONS) BUSINESS UNIT	LOCAL CURRENCY SALES (50%)			ECONOMIC PROFIT (20%)			TOTAL 3M ECONOMIC PROFIT VS. PRIOR YEAR (30%)			WEIGHTED AVERAGE PAYOUT % BASED ON PAYOUT CURVE
	PLAN	ACTUAL	ACTUAL VS. PLAN	PLAN	ACTUAL	ACTUAL VS. PLAN	PRIOR YEAR	ACTUAL	ACTUAL VS. PRIOR YEAR
Total Company	31,137	30,466	98%	2,864	2,897	101%	2,975	2,897	97%	98%
Industrial Business Group	10,590	10,440	99%	1,469	1,375	94%	2,975	2,897	97%	95%
Consumer Business Group	4,561	4,508	99%	633	590	93%	2,975	2,897	97%	94%
Health Care Business Group	5,653	5,618	99%	1,179	1,079	92%	2,975	2,897	97%	94%

Since the Company satisfied the Executive Plan’s performance objective by earning Adjusted Net Income of $5.05 billion for 2016, the plan authorized the Committee to approve payments of annual incentive compensation to each Named Executive Officer equal to one-quarter of one percent of such Adjusted Net Income ($12,625,000). As explained above, however, the Executive Plan authorizes the Committee to pay each covered executive less than this maximum amount based on such factors as it deems relevant. At its meeting in February 2017 and consistent with its past practice, the Committee approved (and with respect to Mr. Thulin, the independent members of the Board of Directors ratified) a payment to each executive equal to the amount such executive would have received had he or she been participating in the broad-based AIP (including the individual performance multiplier), as shown below.

NAME	TARGET 2016 ANNUAL INCENTIVE*	ACTUAL 2016 ANNUAL INCENTIVE	PAYOUT AS A % OF TARGET
Inge G. Thulin	$2,352,132	$2,303,678	98%
Nicholas C. Gangestad	$681,641	$667,599	98%
Michael F. Roman	$635,143	$602,433	95%
Joaquin Delgado	$534,791	$503,290	94%
Michael G. Vale	$538,371	$506,664	94%

* These amounts are prorated to reflect the increases in Total Cash Compensation described above that resulted in corresponding increases in each individual’s target annual incentive compensation.

Long-Term Incentives — 2016 Annual Grants

After considering the most recent long-term incentive compensation data available from companies in the Peer Groups and after taking into account its evaluation of their individual performance during 2015, the Committee approved (and in the case of Mr. Thulin, the independent members of the Board of Directors ratified) the following target compensation values for the Named Executive Officers’ 2016 long-term incentive compensation awards. For ease of comparison, the following table also shows the target compensation values of the Named Executive Officers’ 2015 long-term incentive compensation awards.

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NAME	INITIAL ESTIMATED VALUE OF 2015 ANNUAL AWARDS	INITIAL ESTIMATED VALUE OF 2016 ANNUAL AWARDS
Inge G. Thulin	$11,000,168	$11,000,156
Nicholas C. Gangestad	$2,792,085	$2,956,626
Michael F. Roman	$1,808,553	$2,022,295
Joaquin Delgado	$2,015,810	$2,222,672
Michael G. Vale	$2,047,344	$2,257,406

Consistent with market practices at companies in the Peer Groups, during 2016, the Committee chose to deliver one-half of the initial estimated value of the annual long-term incentive compensation awards provided to 3M’s Named Executive Officers in the form of stock options and the remaining one-half in the form of performance shares.

2016 Stock Options

Stock options granted to the Named Executive Officers in 2016 as part of their long-term incentive compensation have the following features:

●	an exercise price equal to the closing price of a share of 3M common stock on the NYSE for the date of grant;
●	a ratable three-year vesting schedule; and
●	a maximum term of 10 years.

2016 Performance Share Awards

Performance shares awarded in 2016 will result in the issuance of actual shares of 3M common stock to 3M’s Named Executive Officers if the Company achieves certain financial goals over the years 2016, 2017, and 2018. The number of shares of 3M common stock that will be issued for each 2016 performance share is linked to the Company’s performance as measured by the criteria of Relative Organic Volume Growth (40 percent weighting), Return on Invested Capital (20 percent weighting), Free Cash Flow Conversion (20 percent weighting), and Earnings Per Share Growth (20 percent weighting). These performance criteria were selected because they are aligned with 3M’s operating plan and the financial objectives communicated to stockholders and the Committee believes that they are important drivers of long-term stockholder value. Attainment of these four independent performance criteria is measured separately for each calendar year during the three-year measurement period, with each year weighted as follows: 2016 — 50 percent; 2017 — 30 percent; and 2018 — 20 percent. However, the formulas by which the Company’s performance is measured do not change over the three-year performance period.

The actual number of shares of 3M common stock that will be delivered at the end of the three-year performance period ending on December 31, 2018, may be anywhere from 0 percent to 200 percent of the target number of performance shares awarded, depending on the performance of the Company during the performance period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the three-year performance period.

For awards tied to the achievement of performance goals over the years 2016, 2017, and 2018, the Committee approved the following formulas for determining the number of shares of 3M common stock to be delivered for each performance share awarded, with the total number of shares actually delivered being the sum of the number of shares earned as a result of the Company’s achievement of each of the four financial goals. In the event that the Company’s performance as measured by any of these performance criteria falls between any of the percentages listed below, the number of shares of 3M common stock earned will be determined by linear interpolation.

RELATIVE ORGANIC VOLUME GROWTH	% OF PERFORMANCE SHARES	RETURN ON INVESTED CAPITAL	% OF PERFORMANCE SHARES	EPS GROWTH	% OF PERFORMANCE SHARES	FCF CONVERSION	% OF PERFORMANCE SHARES	TOTAL % OF PERFORMANCE SHARES
below -1.0%	0%	below 18.0%	0%	below 7.0%	0%	below 95.0%	0%	0%
-1.0%	8%	18.0%	4%	7.0%	4%	95.0%	4%	20%
0.5%	40%	20.0%	20%	9.0%	20%	100.0%	20%	100%
2.0% or	80%	23.0% or	40%	12.0% or	40%	105.0% or	40%	200%
higher		higher		higher		higher

The above formulas are not a prediction of how 3M will perform during the years 2016 through 2018 or any other period in the future. The sole purpose of these formulas, which were approved by the Committee in February 2016, is to establish a method for determining the number of shares of 3M common stock to be delivered for the performance share awards described above. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these formulas, and you are cautioned not to rely on these formulas as a prediction of 3M’s future performance.

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Long-Term Incentives — All Outstanding Performance Share Awards

The Company’s annual award cycle and three-year performance periods result in an overlap of awards. For example, the performance goals for 2016 performance share awards relate to the years 2016, 2017, and 2018. Similarly, the performance goals for 2015 performance share awards relate to the years 2015, 2016, and 2017, and so on, as shown below. Performance against the goals established for each award are measured separately for each calendar year during the measurement period, with each year weighted as shown below in parenthesis. The Committee believes this structure reduces motivation to maximize performance in any one period by providing the highest level rewards only by building sustainable long-term results.

AWARD	2014	2015	2016	2017	2018
2014 PSA	Year 1 (50%)	Year 2 (30%)	Year 3 (20%)
2015 PSA		Year 1 (50%)	Year 2 (30%)	Year 3 (20%)
2016 PSA			Year 1 (50%)	Year 2 (30%)	Year 3 (20%)

Status of Outstanding Performance Share Awards

The Committee periodically reviews the Company’s performance against the goals established for each performance share award throughout the duration of its applicable measurement period. The table below summarizes the status of the different performance share awards held by the Named Executive Officers as of December 31, 2016.

AWARD AND MEASUREMENT PERIOD	PERFORMANCE MEASURES AND WEIGHTING	PERFORMANCE LEVELS			% OF SHARES ACCRUED PER PERFORMANCE SHARE AT SPECIFIED PERFORMANCE LEVELS			ACTUAL PERFORMANCE LEVEL ACHIEVED*	SHARES ACCRUED PER PERFORMANCE SHARE BASED ON ACTUAL PERFORMANCE**
		THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
2016 PSA	Relative Organic	-1.0%	0.5%	2.0%	8%	40%	80%	-1.8% (2016)	0.000 (2016)
	Volume Growth
2016-2018	Return on	18.0%	20.0%	23.0%	4%	20%	40%	22.6% (2016)	0.187 (2016)
Measurement	Invested Capital
Period	Earnings per	7.0%	9.0%	12.0%	4%	20%	40%	7.7% (2016)	0.048 (2016)
	Share Growth
	Free Cash Flow	95.0%	100.0%	105.0%	4%	20%	40%	103.8% (2016)	0.176 (2016)
	Conversion
			2016 PSA Total (as of December 31, 2016)						0.411 shares
2015 PSA	Relative Organic	-1.0%	0.5%	2.0%	8%	40%	80%	-1.8% (2016)	0.000 (2016)
	Volume Growth							-1.1% (2015)	0.000 (2015)
2015-2017	Return on	18.0%	20.0%	23.0%	4%	20%	40%	22.6% (2016)	0.112 (2016)
Measurement	Invested Capital							25.0% (2015)	0.200 (2015)
Period	Earnings per	7.0%	9.0%	12.0%	4%	20%	40%	7.7% (2016)	0.029 (2016)
	Share Growth							1.2% (2015)	0.000 (2015)
	Free Cash Flow	95.0%	100.0%	105.0%	4%	20%	40%	103.8% (2016)	0.106 (2016)
	Conversion							102.6% (2015)	0.152 (2015)
			2015 PSA Total (as of December 31, 2016)						0.599 shares
2014 PSA	Relative Organic	-1.0%	0.5%	2.0%	8%	40%	80%	-1.8% (2016)	0.000 (2016)
	Volume Growth							-1.1% (2015)	0.000 (2015)
								1.2% (2014)	0.293 (2014)
2014-2016	Return on	18.0%	20.0%	22.0%	8%	40%	80%	22.6% (2016)	0.160 (2016)
Measurement	Invested Capital							25.0% (2015)	0.240 (2015)
Period								22.4% (2014)	0.400 (2014)
	New Product	29.0%	34.0%	39.0%	4%	20%	40%	30.4% (2016)	0.017 (2016)
	Vitality Index							32.1% (2015)	0.042 (2015)
								32.8% (2014)	0.081 (2014)
						2014 PSA Total (as of December 31, 2016)			1.233 shares

* The reported level of performance achieved for Relative Organic Volume Growth has been determined, in part, using Worldwide IPI for each relevant period, as reported by Global Insights on January 15, 2017. The final performance level achieved may vary based on changes in reported Worldwide IPI for the relevant period.

**The number of shares of 3M common stock accrued with respect to each performance share subject to a performance share award is determined based on the Company’s performance against the specified goals established for each performance measure. In the event that the Company’s performance for any given performance measure falls between any two performance levels, the number of shares of 3M common stock accrued is determined by linear interpolation.

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Performance Share Accruals Based on 2016 Performance

The table below shows the number of shares of 3M common stock that were accrued for the outstanding performance share awards held by each Named Executive Officer based on the Company’s performance during 2016.

NAME	PERFORMANCE SHARE AWARD	PERFORMANCE SHARES AWARDED	SHARES ACCRUED PER PERFORMANCE SHARE BASED ON 2016 PERFORMANCE	TOTAL SHARES ACCRUED BASED ON 2016 PERFORMANCE*	MARKET VALUE OF SHARES ACCRUED BASED ON 2016 PERFORMANCE**
Inge G. Thulin	2016 PSA	34,464	0.411	14,147	$2,526,314
	2015 PSA	34,507	0.247	8,499	$1,517,665
	2014 PSA	38,650	0.177	6,841	$1,221,606
				Total	$5,265,585
Nicholas C. Gangestad***	2016 PSA	9,788	0.411	4,018	$717,490
	2015 PSA	9,255	0.247	2,279	$406,978
	2014 PSA	8,678	0.177	1,537	$274,506
				Total	$1,398,974
Michael F. Roman	2016 PSA	6,778	0.411	2,782	$496,848
	2015 PSA	5,994	0.247	1,476	$263,598
	2014 PSA	5,476	0.177	971	$173,364
				Total	$933,809
Joaquin Delgado	2016 PSA	8,033	0.411	3,297	$588,770
	2015 PSA	7,295	0.247	1,796	$320,774
	2014 PSA	6,778	0.177	1,200	$214,295
				Total	$1,123,838
Michael G. Vale	2016 PSA	8,251	0.411	3,387	$604,750
	2015 PSA	7,493	0.247	1,845	$329,424
	2014 PSA	6,778	0.177	1,200	$214,295
				Total	$1,148,468

* The amounts in this column reflect the number of shares accrued based on, among other things, Worldwide IPI for the 2016 calendar year, as reported by Global Insights on January 15, 2017. The final number of shares accrued may vary in the event of changes in Worldwide IPI reported by Global Insights. Due to rounding, the numbers shown in this column may not equal the result obtained by multiplying the Performance Shares Awarded by the Shares Accrued Per Performance Share Based on 2016 Performance.

** Represents the closing price of a share of 3M common stock on the NYSE for December 30, 2016 ($178.57), multiplied by the actual number of shares accrued (before rounding) based on the Company’s 2016 performance.

*** Mr. Gangestad was appointed to the position of Senior Vice President and Chief Financial Officer effective June 6, 2014.

Although shares of 3M common stock are accrued annually for each outstanding performance share award, an executive may forfeit all or a portion of the shares otherwise issuable pursuant to his or her award if he or she does not remain employed by the Company throughout the entire three-year performance period.

For additional information concerning the manner in which the compensation of the Named Executive Officers is determined and the role of the Compensation Committee and its advisors, see Section II of this Compensation Discussion and Analysis beginning on page 42.

54  |  3M

SECTION IV: Ways in Which We Address Risk and Governance

Stock Ownership Guidelines

The Company maintains robust stock ownership guidelines that apply to all Section 16 officers of the Company and are designed to increase an executive’s equity stake in 3M and more closely align his or her financial interests with those of 3M’s stockholders. The following table shows the stock ownership guideline for each Named Executive Officer and their compliance status as of December 31, 2016:

NAME	MULTIPLE OF MEASUREMENT DATE BASE SALARY REQUIRED	COMPLIANCE STATUS AS OF DECEMBER 31, 2016*	Percentage of Named Executive Officers in compliance with the Company’s stock ownership guidelines as of December 31, 2016: 100%
Inge G. Thulin	6x	In compliance
Nicholas C. Gangestad	3x	In compliance
Michael F. Roman	3x	In compliance
Joaquin Delgado	3x	In compliance
Michael G. Vale	3x	In compliance

* In accordance with the terms of the stock ownership guidelines, the number of shares required to be beneficially owned by each Named Executive Officer in order to maintain compliance was recalculated as of December 31, 2016, using the closing price of a share of 3M common stock on the NYSE for December 30, 2016. Although each of the Named Executive Officers has until December 31, 2019, to acquire beneficial ownership of any additional shares required as a result of the recalculation, each individual beneficially owned a sufficient number of shares on December 31, 2016, to comply with the new ownership levels required.

The stock ownership guidelines provide that the number of shares required to be beneficially owned by each covered executive will be calculated using such executive’s annual base salary at the time of his or her initial appointment to a Section 16 position and again at the time of a position change from one multiple level to another multiple level, and the fair market value of 3M common stock at that time. The number of shares required to be beneficially owned also is recalculated every three years measured from December 31, 2013, using their annual base salary and the fair market value of 3M common stock at the recalculation date.

Each covered executive is expected to attain beneficial ownership of the number of shares of 3M stock determined by the guidelines within five years of his or her initial appointment to a position covered by the guidelines or a position change from one multiple level to another multiple level. The guidelines also provide that each covered executive whose required level of ownership increases as a result of a periodic recalculation will have three years from the recalculation date (or the balance of the five-year period since the date of their initial appointment or latest position change, if longer) to acquire beneficial ownership of any additional shares required as a result of the recalculation. However, if a covered executive is not making adequate progress to meet the required level of ownership within the applicable time period, the guidelines provide that he or she will be required to hold and not sell a sufficient number of the after-tax 3M shares received upon the next payout of performance shares to be on track to satisfy the required ownership level.

For purposes of these guidelines, shares owned directly by a covered executive or by members of the covered executive’s immediate family, shares owned indirectly through a covered executive’s account in the Company’s 401(k) plan or another deferred compensation plan, unvested shares of restricted stock owned by a covered executive, and shares represented by unvested restricted stock units granted to a covered executive are all considered to be beneficially owned by the covered executive and are counted in determining attainment of the required beneficial ownership level.

For more information concerning the 3M stock ownership of the Named Executive Officers, see the section entitled “Security Ownership of Management” beginning on page 72 of this Proxy Statement.

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Prohibition of Hedging and Pledging

The Company’s stock trading policies prohibit the Company’s executive officers from (1) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s common stock, including prepaid variable forward contracts, equity swaps, collars, and exchange funds; (2) engaging in short sales related to the Company’s common stock; (3) placing standing orders; (4) maintaining margin accounts; and (5) pledging 3M securities as collateral for a loan. All transactions in 3M securities by directors and executive officers must be pre-cleared with the Company’s Deputy General Counsel.

Policy on Reimbursement of Incentive Payments (“Clawback”)

The Company’s Board of Directors has adopted a policy requiring the reimbursement of excess incentive compensation payments made to an executive in the event that 3M is required to make a material restatement of its financial statements. This policy applies to all senior executives of the Company including all of the Named Executive Officers. This policy does not require any misconduct on the part of the covered executive whose excess incentive compensation payment is being reimbursed. As long as the Company is required to make a material restatement of its financial statements that causes an incentive compensation payout to be higher than it should have been, the Company may seek to recover the overpayment from all affected executives irrespective of whether their conduct contributed to the need for the restatement. The Company established this policy prior to the passage of the Dodd-Frank Act, which establishes new requirements for such policies. Upon issuance by the Securities and Exchange Commission of final implementing regulations for the Dodd-Frank Act’s requirements, the Company will make any changes to its existing policy as may be required to comply with those regulations.

Assessment of Risk Related to Compensation Programs

Based on the Company’s recent assessment, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. To conduct this assessment, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans or programs. Furthermore, recent market events have brought heightened attention to plan design, and whether the design, oversight, and controls have the potential to create not only financial risk, but reputational risk as well. As a result, we expanded the scope of our fiscal 2016 risk assessment to account for these evolving concerns. Based on this expanded assessment, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk.

The Company believes that our overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue versus profit focused performance measures, stock ownership guidelines, and “clawback” policy all work together to provide our employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks. In this regard, the Company’s strong ethics and its corporate compliance systems, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking. In addition, our employee sales plans are designed under global guidelines, where oversight of plan terms, administration, and operation is strong and governance roles are segregated.

The Compensation Committee, with assistance from its independent compensation consultant, George B. Paulin of FW Cook, reviewed the Company’s risk assessment and a separate risk assessment that Mr. Paulin conducted for the Committee on the Company’s executive compensation policies and practices. Based on its consideration of these assessments, the Committee concurred with the Company’s determination that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company.

56  |  3M

Compensation Committee Report

In accordance with the Securities and Exchange Commission’s disclosure requirements for executive compensation, the Compensation Committee of the Board of Directors of 3M Company (the “Committee”) has reviewed and discussed with 3M Management the Compensation Discussion and Analysis. Based on this review and these discussions with 3M Management, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the 2017 Proxy Statement of 3M Company and 3M Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Compensation Committee
Michael L. Eskew, Chair
Vance D. Coffman
Muhtar Kent
Edward M. Liddy
Robert J. Ulrich
Patricia A. Woertz

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are named in the section titled “Compensation Committee” on page 26 of this Proxy Statement. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers, or had any relationship otherwise requiring disclosure.

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EXECUTIVE COMPENSATION TABLES

2016 Summary Compensation Table

The following table shows the compensation earned or received during 2016, 2015, and 2014 by each of 3M’s Named Executive Officers (as determined pursuant to the Securities and Exchange Commission’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Inge G. Thulin Chairman of the Board, President and Chief Executive Officer	2016	1,483,929	5,500,110	5,502,854	2,303,678	1,319,993	560,110	16,670,674
	2015	1,448,153	5,500,071	5,497,855	2,330,134	3,941,164	723,685	19,441,062
	2014	1,392,560	4,750,085	4,053,263	3,500,000	5,806,064	613,617	20,115,589
Nicholas C. Gangestad Senior Vice President and Chief Financial Officer	2016	681,551	1,562,067	1,562,767	667,599	1,303,839	55,958	5,833,781
	2015	601,743	1,475,154	1,474,443	571,980	939,858	61,885	5,125,063
	2014	449,493	2,207,637	188,579	476,102	755,436	41,561	4,118,808
Michael F. Roman(6) Executive Vice President, Industrial Business Group	2016	747,022	1,081,701	1,082,225	602,433	1,444,650	56,774	5,014,805

Joaquin Delgado(6) Executive Vice President, Consumer Business Group	2016	629,074	1,281,986	1,282,703	503,290	755,674	100,966	4,553,693
	2015	575,556	1,162,750	1,162,281	504,873	554,499	113,002	4,072,961

Michael G. Vale Executive Vice President, Health Care Business Group	2016	633,302	1,316,777	1,317,456	506,664	679,826	62,745	4,516,770
	2015	579,780	1,194,309	1,193,802	531,622	519,134	73,086	4,091,733
	2014	559,971	2,833,107	620,450	525,978	701,854	67,001	5,308,361

(1) The amounts in the Stock Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, excluding the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2017. The amounts included in this column for the performance share awards made during 2016 are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for these performance share awards, the maximum value of these awards at the grant date would be as follows: Mr. Thulin — $11,000,220; Mr. Gangestad — $3,124,134; Mr. Roman — $2,163,402; Mr. Delgado — $2,563,972; and Mr. Vale — $2,633,554.

(2) The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, excluding the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2017.

(3) The amounts in the Non-Equity Incentive Plan Compensation column reflect the annual incentive compensation earned by each individual during 2016 under the Company’s Executive Annual Incentive Plan.

(4) The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value of each individual’s pension benefits under all defined benefit pension plans of the Company, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2017. There were no above-market earnings on deferred compensation under the Company’s nonqualified deferred compensation programs.

(5) See the All Other Compensation table below for details.

(6) No amounts are reported for Mr. Roman for the years 2014 and 2015, or for Mr. Delgado for the year 2014, since they were not named executive officers of the Company for those years.

58  |  3M

2016 All Other Compensation Table

NAME	401(K) COMPANY CONTRIBUTIONS ($)(1)	VIP EXCESS COMPANY CONTRIBUTIONS ($)(2)	EXECUTIVE LIFE INSURANCE ($)(3)	FINANCIAL PLANNING ($)(4)	PERSONAL AIRCRAFT USE ($)(5)	SECURITY SYSTEMS/ SERVICES ($)(6)	PERSONAL AUTO USE ($)(7)	OTHER ($)(8)	TOTAL ($)
Inge G. Thulin	5,358	81,555	286,115	13,350	163,764	2,374	7,594	0	560,110
Nicholas C. Gangestad	5,677	25,586	12,755	11,940	0	0	0	0	55,958
Michael F. Roman	5,431	24,950	14,263	11,880	0	0	0	250	56,774
Joaquin Delgado	5,921	22,301	59,334	13,410	0	0	0	0	100,966
Michael G. Vale	7,873	30,558	10,964	13,350	0	0	0	0	62,745

(1) The amounts shown reflect 3M matching and additional automatic contributions under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. All eligible employees under this plan may receive 3M matching contributions on their pre-tax or Roth 401(k) contributions to the plan on up to five percent of their eligible pay. Eligible employees hired on or after January 1, 2009, also receive additional automatic 3M retirement income contributions equal to three percent of their eligible pay.

(2) The amounts shown reflect 3M matching contributions under the VIP Excess Plan, a nonqualified defined contribution plan. Eligibility for this plan and its matching contributions is limited to employees whose compensation exceeds a limit established by Federal income tax laws for tax-qualified defined contribution plans. The plan permits eligible employees to save additional amounts from their current cash compensation beyond the contribution limits established by Federal tax laws, and to receive Company matching contributions similar to the matching contributions provided under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan.

(3) The amounts shown reflect the amount of premiums paid by the Company on behalf of each individual with respect to their respective universal life or term life insurance policies obtained for them under the Executive Life Insurance Plan.

(4) These amounts reflect fees for personal financial planning and tax return preparation services paid by the Company on behalf of each individual.

(5) This amount reflects the aggregate incremental cost to the Company for Mr. Thulin’s personal use of corporate aircraft during 2016. This aggregate incremental cost was calculated by combining the variable operating costs of such travel, including the cost of fuel, landing fees, parking fees, trip preparation fees, enroute communication charges, enroute navigation charges, on-board catering, and crew travel expenses. The Compensation Committee requires Mr. Thulin to use the corporate aircraft for all business and personal travel.

(6) This amount reflects the expenses incurred by 3M during 2016 for home security equipment and monitoring services at the personal residence of Mr. Thulin.

(7) This amount reflects the aggregate incremental cost to the Company for Mr. Thulin’s personal use of a Company-provided automobile and local ground transportation. These costs include lease payments for the vehicle, fuel, insurance premiums, repairs, and maintenance.

(8) This amount reflects the aggregate incremental cost to the Company for meals provided to Mr. Roman’s spouse while accompanying the executive on a business trip at the Company’s request.

Grants of Plan-Based Awards

The following table reflects the various equity and non-equity plan awards granted to the Named Executive Officers during 2016. With the exception of the annual incentive compensation earned by such Named Executive Officers under the Executive Annual Incentive Plan, all of the awards referred to in this table were granted under the 2008 Long-Term Incentive Plan.

2017 Proxy Statement  |  59

2016 Grants of Plan-Based Awards Table

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(4)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(5)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(6)
NAME	TYPE OF GRANT(1)	GRANT DATE	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Inge G. Thulin	16PS	03/01/2016			6,893	34,464	68,928				5,500,110
	Option	02/02/2016							245,116	147.87	5,502,854
	AIP	n/a	2,352,132	12,625,000
Nicholas C. Gangestad	16PS	03/01/2016			1,958	9,788	19,576				1,562,067
	Option	02/02/2016							69,611	147.87	1,562,767
	AIP	n/a	681,641	12,625,000
Michael F. Roman	16PS	03/01/2016			1,356	6,778	13,556				1,081,701
	Option	02/02/2016							48,206	147.87	1,082,225
	AIP	n/a	635,143	12,625,000
Joaquin Delgado	16PS	03/01/2016			1,607	8,033	16,066				1,281,986
	Option	02/02/2016							57,136	147.87	1,282,703
	AIP	n/a	534,791	12,625,000
Michael G. Vale	16PS	03/01/2016			1,650	8,251	16,502				1,316,777
	Option	02/02/2016							58,684	147.87	1,317,456
	AIP	n/a	538,371	12,625,000

(1) Abbreviations for the Type of Grant: 16PS = 2016 performance shares; Option = stock options; AIP = annual incentive.

(2) The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the target and maximum amounts that may be earned by each individual during 2016 under the Executive Annual Incentive Plan. This plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a plan year (established for purposes of complying with Section 162(m) of the Internal Revenue Code), which for each of the Named Executive Officers was one-quarter of one percent of the Company’s Adjusted Net Income for 2016, and then permits the Compensation Committee to pay each covered executive less than this maximum amount based on such factors as it deems relevant. Since the Executive Annual Incentive Plan was first adopted in 2007, the Compensation Committee has rarely used this discretion to pay a covered executive (other than our Chief Executive Officer) anything other than the same amount such executive would have received had he or she been participating in the Company’s broad-based Annual Incentive Plan (see “Elements of Target 2016 Total Direct Compensation— Annual Incentive” portion of the Compensation Discussion and Analysis in this Proxy Statement).

(3) The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2016 performance shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by each individual as a result of the 2016 performance shares granted to each individual during 2016 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2016, 2017, and 2018, as measured against four performance criteria selected by the Compensation Committee (Relative Organic Volume Growth, Return on Invested Capital, Earnings Per Share Growth and Free Cash Flow Conversion). For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the “Long-Term Incentives — 2016 Annual Grants” portion of the Compensation Discussion and Analysis in this Proxy Statement.

(4) The amounts shown as the All Other Option Awards reflect the number of shares of 3M common stock subject to nonqualified stock options granted to each individual during 2016 under the 2008 Long-Term Incentive Plan. The options granted on February 2, 2016, were part of the Company’s annual grant of stock options to the approximately 6,000 employees participating in the plan, and they vest in installments of one-third on each of the first three anniversaries of the grant date.

(5) The exercise price for all stock options granted under the Company’s 2008 Long-Term Incentive Plan is set at the closing price at which 3M common stock traded on the New York Stock Exchange on the option grant date.

(6) The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, excluding the effect of estimated forfeitures, and, in the case of performance share awards, are based upon the probable outcome of the applicable performance conditions. Assumptions made in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2017.

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2016 Outstanding Equity Awards at Fiscal Year-End Table

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Inge G. Thulin							34,507(6)	6,161,915
							34,464(7)	6,154,236
	50,792	0	77.18	05/13/2018
	59,584	0	54.11	02/08/2019
	50,166	0	78.72	02/07/2020
	43,560	0	89.47	02/08/2021
	204,804	0	87.89	02/07/2022
	204,950	0	101.49	02/03/2023
	137,445	68,723(2)	126.72	02/02/2024
	76,454	152,910(3)	165.94	02/03/2025
	-	245,116(4)	147.87	02/02/2026
Nicholas C. Gangestad							9,255(6)	1,652,665
							9,788(7)	1,747,843
	2,888	0	77.18	05/13/2018
	4,004	0	54.11	02/08/2019
	3,362	0	78.72	02/07/2020
	3,092	0	89.47	02/08/2021
	6,219	0	87.89	02/07/2022
	6,505	0	101.49	02/03/2023
	6,394	3,198(2)	126.72	02/02/2024
	20,503	41,009(3)	165.94	02/03/2025
	-	69,611(4)	147.87	02/02/2026

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	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Michael F. Roman							5,994(6)	1,070,349
							6,778(7)	1,210,347
	6,604	0	77.18	05/13/2018
	4,944	0	54.11	02/08/2019
	8,906	0	78.72	02/07/2020
	10,067	0	89.47	02/08/2021
	9,747	0	87.89	02/07/2022
	10,610	0	101.49	02/03/2023
	17,244	8,623(2)	126.72	02/02/2024
	13,281	26,565(3)	165.94	02/03/2025
	-	48,206(4)	147.87	02/02/2026
					12,646(5)	2,258,196
Joaquin Delgado							7,295(6)	1,302,668
							8,033(7)	1,434,453
	8,440	0	77.18	05/13/2018
	47,390	0	78.72	02/07/2020
	43,106	0	89.47	02/08/2021
	36,126	0	87.89	02/07/2022
	35,490	0	101.49	02/03/2023
	21,618	10,810(2)	126.72	02/02/2024
	16,162	32,327(3)	165.94	02/03/2025
	-	57,136(4)	147.87	02/02/2026
Michael G. Vale							7,493(6)	1,338,025
							8,251(7)	1,473,381
	8,440	0	77.18	05/13/2018
	8,444	0	54.11	02/08/2019
	8,906	0	78.72	02/07/2020
	7,812	0	89.47	02/08/2021
	30,875	0	87.89	02/07/2022
	43,705	0	101.49	02/03/2023
	21,039	10,520(2)	126.72	02/02/2024
	16,601	33,203(3)	165.94	02/03/2025
	-	58,684(4)	147.87	02/02/2026
					12,646(5)	2,258,196

FOOTNOTES TO 2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

(1) The market value of performance shares or RSUs that have not vested was determined by multiplying the closing price of a share of 3M common stock on the NYSE for December 30, 2016 ($178.57), by the number of performance shares or RSUs shown, respectively.

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(2) These stock options vested in full on February 4, 2017.

(3) These stock options vested or will vest in installments of one-half on February 3, 2017, and February 3, 2018.

(4) These stock options vested or will vest in installments of one-third on each of February 2, 2017, February 2, 2018, and February 2, 2019.

(5) These restricted stock units will vest in full on December 1, 2019, assuming continued employment.

(6) The shares of 3M common stock to be delivered as a result of the Company’s performance over the three-year performance period ending December 31, 2017, will not vest until December 31, 2017. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2018. In accordance with the Securities and Exchange Commission’s regulations, the number of shares and payout value for these performance shares reflect the target payout under the formula for this grant since the Company’s performance during the first two years of the three-year performance period exceeded the threshold levels for this grant.

(7) The shares of 3M common stock to be delivered as a result of the Company’s performance over the three-year performance period ending December 31, 2018, will not vest until December 31, 2018. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2019. In accordance with the Securities and Exchange Commission’s regulations, the number of shares and payout value for these performance shares reflect the target payout under the formula for this grant since the Company’s performance during the first year of the three-year performance period exceeded the threshold levels for this grant.

2016 Option Exercises and Stock Vested Table

	OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS			STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)		VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)		VALUE REALIZED ON VESTING ($)(2)
Inge G. Thulin	45,758	(3)	3,901,684	47,663	(8)	8,511,214
Nicholas C. Gangestad	2,612	(4)	213,505	10,702	(9)	1,910,991
Michael F. Roman	5,536	(5)	508,283	6,752	(10)	1,205,758
Joaquin Delgado	17,996	(6)	1,790,827	32,866	(11)	5,903,367
Michael G. Vale	2,156	(7)	150,968	8,359	(12)	1,492,597

FOOTNOTES TO 2016 OPTION EXERCISES AND STOCK VESTED TABLE

(1) The amounts shown as Value Realized on Exercise were determined by multiplying the number of shares acquired on exercise by the difference between the market price of a share of 3M common stock on the exercise date and the per share exercise price of the options.

(2) The amounts shown as Value Realized on Vesting were determined by multiplying the number of shares acquired on vesting by the market price of a share of 3M common stock on the vesting date.

(3) The stock options exercised by Mr. Thulin were granted on May 8, 2007, and had an exercise price of $84.78 per share.

(4) The stock options exercised by Mr. Gangestad were granted on May 8, 2007, and had an exercise price of $84.78 per share.

(5) The stock options exercised by Mr. Roman were granted on May 9, 2006, and May 8, 2007, and had exercise prices between $84.78 and $87.35 per share.

(6) The stock options exercised by Mr. Delgado were granted on May 8, 2007, and February 9, 2009, and had exercise prices between $54.11 and $84.78 per share.

(7) The stock options exercised by Mr. Vale were granted on May 8, 2007, and had an exercise price of $84.78 per share.

(8) Reflects the number of shares earned by Mr. Thulin upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. All 47,663 of these shares were attributable to his 2014 performance shares for which the three-year performance period was completed on December 31, 2016. Mr. Thulin previously elected to defer receipt of all of these shares until following his termination of employment.

(9) Reflects the number of shares earned by Mr. Gangestad upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. All 10,702 of these shares were attributable to his 2014 performance shares for which the three-year performance period was completed on December 31, 2016.

(10) Reflects the number of shares earned by Mr. Roman upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. All 6,752 of these shares were attributable to his 2014 performance shares for which the three-year performance period was completed on December 31, 2016. Mr. Roman previously elected to defer receipt of all of these shares until following his termination of employment.

(11) These shares were acquired by Mr. Delgado upon the vesting of restricted stock units and performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 24,507 were attributable to restricted stock units granted on September 1, 2011, and 8,359 were attributable to his 2014 performance shares for which the three-year performance period was completed on December 31, 2016.

(12) Reflects the number of shares earned by Mr. Vale upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. All 8,359 of these shares were attributable to his 2014 performance shares for which the three-year performance period was completed on December 31, 2016. Mr. Vale previously elected to defer receipt of all these shares until following his termination of employment.

2017 Proxy Statement  |  63

Pension Benefits

The following table shows the present value of the accumulated benefits payable to each of the Named Executive Officers, as well as the number of years of service credited to each individual, under each of the Company’s defined benefit pension plans determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2017.

2016 Pension Benefits Table

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)		PAYMENTS DURING LAST FISCAL YEAR ($)
Inge G. Thulin	Employee Retirement Income Plan	37	1,884,241	*	0
	Nonqualified Pension Plan	37	24,338,623		0
Nicholas C. Gangestad	Employee Retirement Income Plan	31	1,113,002		0
	Nonqualified Pension Plan	31	2,977,932		0
Michael F. Roman	Employee Retirement Income Plan	28	1,278,144		0
	Nonqualified Pension Plan	28	3,832,158		0
Joaquin Delgado	Employee Retirement Income Plan	29	1,261,453		0
	Nonqualified Pension Plan	29	3,976,947		0
Michael G. Vale	Employee Retirement Income Plan	24	787,892		0
	Nonqualified Pension Plan	24	2,402,038		0

* A portion of Mr. Thulin’s benefits will actually be paid by a pension plan maintained by the Company’s subsidiary in Sweden (based on the years he was employed in Sweden before transferring to the United States), and the amount paid by this plan in Sweden will reduce the amount paid by the Employee Retirement Income Plan.

The Employee Retirement Income Plan (“ERIP”) is a tax-qualified defined benefit pension plan maintained by 3M for its eligible employees in the United States. Effective January 1, 2001, the Company amended the ERIP to include a pension equity formula for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity formula during the one-time choice election period in 2001. The ERIP was closed to new participants effective January 1, 2009, meaning that employees hired or rehired on or after January 1, 2009, do not participate in the plan. Of the Named Executive Officers, Mr. Thulin, Mr. Gangestad, Mr. Roman, and Mr. Delgado participate under the non-pension equity formula of the ERIP (the Portfolio I Plan), while Mr. Vale participates under the pension equity formula of the ERIP (the Portfolio II Plan). Retirement benefits under the ERIP are based on an employee’s years of service and average annual earnings during the employee’s four highest-paid consecutive years of service. As applied to the Named Executive Officers, earnings for purposes of the ERIP include base salary and target annual incentive compensation. All benefits earned under the ERIP by the Named Executive Officers will be payable in the form of life annuities, unless an individual elects at the time their employment ends to receive the entire amount of his or her earned pension benefits in the form of a single lump-sum cash payment.

Under the Portfolio I Plan, employees earn annual benefits payable at retirement generally equal to 1.15 percent of their high-four average annual earnings multiplied by their years of service plus 0.35 percent of their high-four average annual earnings in excess of a Social Security breakpoint multiplied by their years of service (up to a maximum of 35 years). The Social Security breakpoint is an average of the Social Security taxable wage bases for each of the 35 years ending with the year each employee qualifies for receiving unreduced Social Security retirement benefits. Under the Portfolio I Plan, an employee may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942 and 1959, respectively). If the employee’s age and service at the time of retirement total at least 90 (91 or 92 for employees born after 1942 and 1959, respectively) the employee also would receive a Social Security bridge payment until age 62. Mr. Thulin is eligible to retire with unreduced early retirement benefits. Each of Mr. Delgado and Mr. Roman are eligible to retire with reduced early retirement benefits, with the reduction being equal to 5 percent of the pension otherwise payable for each year that he retires prior to age 62.

Under the Portfolio II Plan, employees earn pension credits (from 3 percent to 12 percent) for each year of employment based on their age and accumulated years

64  |  3M

of service under the plan. Once their employment ends, these accumulated pension credits are multiplied by their high-four average annual earnings and added to an amount determined by multiplying one-half of these accumulated pension credits by their high-four average annual earnings in excess of a Social Security integration level (70 percent of the Social Security taxable wage base in the year employment ends). The sum of these two amounts is then converted into an annuity payable over the lifetime of the employee using fixed conversion factors. The Portfolio II Plan does not provide any subsidies for early retirement.

As a tax-qualified plan, the ERIP is subject to a variety of limits that apply to both the amount of any employee’s earnings that may be considered when determining the benefits earned under the plan as well as the maximum amount of benefits that any employee may earn. The Nonqualified Pension Plan is designed to provide additional benefits to employees, including the Named Executive Officers, affected by these limits. The amount of benefits earned under this Nonqualified Pension Plan generally equals the amount of benefits an employee was not able to earn under the ERIP as a result of the limits imposed by Federal tax laws. The benefits earned under this Nonqualified Pension Plan are generally paid in the form of a single lump-sum cash payment following the termination of their employment (subject to any applicable delay under Federal tax laws). Current employees were given a one-time opportunity during 2008 to elect to receive their benefits earned under this Nonqualified Pension Plan in the form of a life annuity following their retirement, and none of the Named Executive Officers elected to receive their benefits in the form of a life annuity.

Nonqualified Deferred Compensation

The following table reflects the participation during 2016 by the Named Executive Officers in three nonqualified deferred compensation plans offered by the Company. The Deferred Compensation Excess Plan allows eligible employees to defer for a number of years or until retirement from the Company the receipt of base salary and the portion of their annual incentive compensation paid in cash. The Performance Awards Deferred Compensation Plan allows eligible employees to defer for a number of years or until retirement from the Company the payout of their performance share or performance unit awards under the 2008 Long-Term Incentive Plan and 2016 Long-Term Incentive Plan. The VIP Excess Plan allows eligible employees to defer until retirement from the Company the receipt of base salary and the portion of their annual incentive compensation paid in cash. All three plans generally allow the eligible employees to elect to receive payment of their account balances in the form of either a single lump sum payment or in up to ten annual installments. With the exception of deferrals of performance shares under the Performance Awards Deferred Compensation Plan, earnings are credited to the amounts deferred under all three plans based on the returns paid on the investment funds available to participants in 3M’s qualified 401(k) plan or a fixed rate of return based on corporate bond yields (as selected by each participant). Earnings are credited to the deferrals of performance shares under the Performance Awards Deferred Compensation Plan based on the return on shares of 3M common stock, including reinvested dividends.

2017 Proxy Statement  |  65

2016 Nonqualified Deferred Compensation Table

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(2)	AGGREGATE EARNINGS IN LAST FY ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(4)
Inge G. Thulin
VIP Excess Plan	270,201	81,555	54,473	0	2,033,236
Deferred Compensation Excess Plan	1,747,601	0	53,831	0	2,160,124
Performance Awards Deferred	7,163,603	0	3,033,339	0	16,246,532
Compensation Plan
Nicholas C. Gangestad
VIP Excess Plan	92,363	25,586	26,542	0	315,077
Deferred Compensation Excess Plan	0	0	0	0	0
Performance Awards Deferred	1,175,568	0	388,708	0	2,054,875
Compensation Plan
Michael F. Roman
VIP Excess Plan	104,996	24,950	11,229	0	449,829
Deferred Compensation Excess Plan	0	0	5,928	0	207,433
Performance Awards Deferred	0	0	0	0	0
Compensation Plan
Joaquin Delgado
VIP Excess Plan	95,395	22,301	72,647	0	826,969
Deferred Compensation Excess Plan	126,218	0	18,041	0	144,259
Performance Awards Deferred	0	0	0	0	0
Compensation Plan
Michael G. Vale
VIP Excess Plan	98,493	30,558	41,045	0	710,741
Deferred Compensation Excess Plan	0	0	913	0	19,503
Performance Awards Deferred	0	0	0	0	0
Compensation Plan

FOOTNOTES TO 2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

(1) With the exception of the amounts contributed by Mr. Roman from the payout of his annual incentive earned during 2015, all amounts contributed by these individuals during 2016 have been included in the Summary Compensation Table as Salary, Stock Awards, or Non-Equity Incentive Plan Compensation earned in 2014, 2015, or 2016. Since Mr. Roman was not a named executive officer for 2015, the Summary Compensation Table does not reflect any of his 2015 annual incentive compensation from which this contribution was made during 2016.

(2) All amounts contributed by the Company on behalf of these individuals during 2016 are included in the “All Other Compensation” column of the Summary Compensation Table.

(3) None of these amounts is included in the Summary Compensation Table as compensation earned in 2016, since none of the Company’s nonqualified deferred compensation plans provide above-market or preferential earnings.

(4) Includes the following amounts that were reported as compensation in the Summary Compensation Table for prior years: Mr. Thulin — $9,364,341; Mr. Gangestad — $390,236; Mr. Roman — $0; Mr. Delgado — $150,274; and Mr. Vale — $212,661.

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Potential Payments Upon Termination or Change in Control

As reflected in the Compensation Discussion and Analysis portion of this Proxy Statement, 3M has no employment agreements with any of the Named Executive Officers nor does it have any severance or change in control plans or arrangements that would provide severance benefits to any of the Named Executive Officers in the event of the termination of their employment or a change in control of the Company. We also do not have any agreements that would provide automatic “single-trigger” accelerated vesting of equity compensation or excise tax gross-up payments to any of our Named Executive Officers in the event of a change in control of the Company. However, certain of the Company’s executive compensation and benefit plans provide all participants (including the Named Executive Officers) with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The terms applicable to these potential rights or payments in various situations are described below. Payments or benefits under other plans and arrangements that are generally provided on a non-discriminatory basis to all similarly situated employees of the Company upon the termination of their employment are not described, including (a) accrued base salary; (b) annual incentive earned with respect to completed performance periods; (c) retiree welfare benefits provided to substantially all of the Company’s U.S. employees, including retiree medical benefits; (d) distribution of vested account balances under the Company’s qualified 401(k) plan; (e) accrued pension benefits under the Company’s defined benefit pension plans payable following an employee’s retirement or other termination of employment (the amounts of these benefits earned by the Named Executive Officers are reported in the 2016 Pension Benefits Table); (f) life insurance benefits generally available to all salaried employees; and (g) distribution of account balances under the Company’s nonqualified deferred compensation plans (the amount of these account balances of the Named Executive Officers are reported in the 2016 Nonqualified Deferred Compensation Table).

Rights and Payments Upon Retirement

Following retirement (as described below), the Named Executive Officers are entitled to receive:

●	continued vesting of stock options previously granted under the Company’s stock plans, and the opportunity to exercise vested stock options previously granted under such plans during the remainder of the original term (up to 10 years) of such options;
●	for those Named Executive Officers whose initial appointment to a 3M executive position occurred prior to January 1, 2006, payment for all previously granted performance shares upon completion of the respective three-year performance period (prorated to reflect the portion of the year worked only with respect to the performance shares granted in the year of retirement) and based on actual performance; and
●	for those Named Executive Officers whose initial appointment to a 3M executive position occurred on or after January 1, 2006, payment for all previously granted performance shares upon completion of the respective three-year performance period (prorated to reflect the portion of the three-year performance period that occurred prior to the date of the Named Executive Officer’s retirement) and based on actual performance.

For this purpose, the term “Retirement” means a termination of employment with the Company after attaining age 55 with at least 10 years of service (age 55 with at least five years of service for awards granted before January 1, 2016).

Rights and Payments Upon Termination Due to Disability

In the event of the termination of their employment due to disability, the Named Executive Officers are entitled to receive:

●	continued vesting of stock options previously granted under the Company’s stock plans, and the opportunity to exercise vested stock options previously granted under such plans during the remainder of the original term (up to 10 years) of such options;
●	immediate vesting of all restricted stock units previously granted under the Company’s stock plans; and
●	payment for all previously granted performance shares upon completion of the respective three-year performance period, based on actual performance.

Rights and Payments Upon Termination Due to Death

In the event of the termination of their employment due to death, the Named Executive Officers are entitled to receive:

●	immediate vesting of all unvested stock options and restricted stock units previously granted under the Company’s stock plans, and the opportunity for the Named Executive Officer’s estate or beneficiaries to exercise all vested stock options during the two-year period following the date of death (but not beyond the original expiration date of any such stock option);

2017 Proxy Statement  |  67

●	payment to the Named Executive Officer’s estate or beneficiaries no later than March 15 of the year following the year in which the Named Executive Officer died for all previously granted performance shares (in the same amount as paid for the performance shares granted to other Named Executive Officers if the date of death occurs after the end of the three-year performance period for such shares, and at the lesser of the target value or such other amount as determined by the Committee in its discretion if the date of death occurs before the end of the three-year performance period for such shares); and
●	payment to the Named Executive Officer’s beneficiaries of the proceeds from the life insurance policies provided for such Named Executive Officer pursuant to the Company’s Executive Life Insurance Plan.

Rights and Payments Upon Termination for Any Other Reason

In the event of the termination of their employment for any reason other than retirement, death, or disability (and other than in connection with a change in control, as described further below):

●	the Named Executive Officers will have the opportunity to exercise vested stock options granted under the Company’s stock plans within the first 90 days following the termination date (but not beyond the original expiration date of any such stock option), at which time any remaining vested stock options are forfeited; and
●	all unvested stock options, restricted stock units, and performance shares granted to the Named Executive Officers are forfeited immediately.

Rights and Payments Upon a Change in Control

If the Company terminates a Named Executive Officer’s employment for Misconduct (for awards granted prior to May 10, 2016, without Cause) or if a Named Executive Officer resigns for Good Reason within 18 months following a “change in control event” of the Company (as defined for purposes of Section 409A of the Internal Revenue Code), all of the Named Executive Officer’s outstanding unvested stock options and restricted stock units granted under the Company’s stock plans will be immediately vested and all of such Named Executive Officer’s outstanding performance shares will be prorated and settled in accordance with the terms of the plan.

For purposes of our outstanding long-term incentive awards, the terms “Misconduct”, “Cause”, and “Good Reason” mean the following:

“Misconduct” means (i) the Named Executive Officer’s willful failure to substantially perform his or her duties (other than a failure resulting from his or her disability); (ii) the Named Executive Officer’s willful failure to carry out, or comply with any lawful and reasonable directive of the Board or his or her immediate supervisor; (iii) the occurrence of any act or omission by the Named Executive Officer that could reasonably be expected to result in (or has resulted in) his or her conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (iv) the Named Executive Officer’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its subsidiaries or affiliates or any of their officers, directors, employees, customers, suppliers, insurers or agents; (v) the Named Executive Officer’s material breach of any material provision of any written agreement with the Company or any subsidiary; or (vi) any other intentional misconduct by the Named Executive Officer that significantly affects the business or affairs of the Company or any subsidiary in an adverse manner.

“Cause” means a material violation of any policy of the Company, or embezzlement or theft of property belonging to the Company.

“Good Reason” means (i) a material diminution in the Named Executive Officer’s position, authority, duties, or responsibilities as in effect immediately prior to the change in control; (ii) a material diminution in the Named Executive Officer’s base salary or annual planned cash compensation; or (iii) a material change in the geographic location at which the Named Executive Officer is required to perform services for the Company.

The amounts payable to or on behalf of each of the Named Executive Officers in each of the above situations (other than amounts relating to payments or benefits generally provided on a non-discriminatory basis to all similarly situated employees) is reflected in the following table, assuming that each individual’s employment had terminated and/or a change in control of the Company had occurred on December 31, 2016. As of December 31, 2016, Mr. Thulin, Mr. Roman, and Mr. Delgado were eligible to retire (as that term is defined for purposes of 3M’s stock plans).

68  |  3M

2016 Potential Payments Upon Termination or Change in Control Table

NAME	TERMINATION OF EMPLOYMENT DUE TO…	OUTSTANDING PERFORMANCE SHARE AWARDS ($)(1)	UNVESTED RSUS ($)(2)	UNVESTED OPTIONS ($)(3)	LIFE INSURANCE PROCEEDS ($)(4)	TOTAL ($)
Inge G. Thulin	Retirement	0	0	0	0	0
	Death	12,316,151	0	13,019,602	10,391,214	35,726,967
	Termination due to disability	0	0	0	0	0
	Termination for other reason	0	0	0	0	0
	Resignation for Good Reason/Non-Cause	5,882,185	0	13,019,602	0	18,901,787
	Termination within 18 months following
	Change in Control
Nicholas C. Gangestad	Retirement	0	0	0	0	0
	Death	3,400,509	0	2,820,818	2,855,701	9,077,028
	Termination due to disability	0	0	0	0	0
	Termination for other reason	0	0	0	0	0
	Resignation for Good Reason/Non-Cause	1,608,594	0	2,820,818	0	4,429,412
	Termination within 18 months following
	Change in Control
Michael F. Roman	Retirement	0	0	0	0	0
	Death	2,280,696	2,258,196	2,262,543	2,854,524	9,655,959
	Termination due to disability	0	2,258,196	0	0	2,258,196
	Termination for other reason	0	0	0	0	0
	Resignation for Good Reason/Non-Cause	1,066,749	2,258,196	2,262,543	0	5,587,488
	Termination within 18 months following
	Change in Control
Joaquin Delgado	Retirement	0	0	0	0	0
	Death	2,737,121	0	2,722,864	2,351,156	7,811,141
	Termination due to disability	0	0	0	0	0
	Termination for other reason	0	0	0	0	0
	Resignation for Good Reason/Non-Cause	1,285,999	0	2,722,864	0	4,008,863
	Termination within 18 months following
	Change in Control
Michael G. Vale	Retirement	0	0	0	0	0
	Death	2,811,406	2,258,196	2,766,415	2,527,200	10,363,217
	Termination due to disability	0	2,258,196	0	0	2,258,196
	Termination for other reason	0	0	0	0	0
	Resignation for Good Reason/Non-Cause	1,320,902	2,258,196	2,766,415	0	6,345,513
	Termination within 18 months following
	Change in Control

FOOTNOTES TO 2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

(1) The amounts in this column reflect the value of performance share awards under the 2008 Long-Term Incentive Plan for which the three-year performance period has not been completed (adjusted to reflect the closing market price of 3M common stock on December 30, 2016), and which would be paid upon the occurrence of the respective triggering events in accordance with the provisions of the plan.

(2) The amounts in this column reflect the value of unvested 3M restricted stock units that would vest upon the occurrence of the respective triggering events in accordance with the provisions of the 2008 Long-Term Incentive Plan. Share values are based on the closing price of a share of 3M common stock on the NYSE for December 30, 2016 ($178.57).

(3) The amounts in this column reflect the spread value on December 31, 2016, of unvested, in-the-money 3M stock options that will vest upon the occurrence of the respective triggering events in accordance with the provisions of the 2008 Long-Term Incentive Plan. Spread values are based on the closing price of a share of 3M common stock on the NYSE for December 30, 2016 ($178.57).

(4) The amounts in this column reflect the life insurance proceeds that would be payable to each individual’s beneficiary or beneficiaries pursuant to the universal life or term life insurance policies obtained for them under the Executive Life Insurance Plan. Individuals first appointed to an executive position on or before February 28, 2003, receive additional life insurance coverage that is provided through a whole life insurance policy or a universal life insurance policy. Individuals first appointed on or after March 1, 2003, receive group term life insurance coverage.

2017 Proxy Statement  |  69

STOCKHOLDER PROPOSAL

Proposal No. 5: Stockholder Proposal on Implementation of Holy Land Principles

3M has received a stockholder proposal from the Holy Land Principles, Inc., P.O. Box 15128, Washington, D.C. 20003, the owner of 21 shares of 3M common stock (the “Proponent”). The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in its proxy statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative. For the reasons set forth following the Proponent’s statement, your Board of Directors recommends that you vote “AGAINST” this proposal.

American Principles Following American Investment

HOLY LAND PRINCIPLES 3M RESOLUTION

WHEREAS, 3M has operations in Palestine/Israel;

WHEREAS, achieving a lasting peace in the Holy Land --with security for Israel and justice for Palestinians --encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Palestine/Israel.

These are:

1.	Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.
2.	Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.
3.	Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.
4.	Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.
5.	Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.
6.	Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.
7.	Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.
8.	Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to: Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

SUPPORTING STATEMENT

The proponent believes that 3M benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles--which are pro-Jewish, pro-Palestinian and pro-company --will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

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Board’s Statement Opposing the Proposal

After careful consideration, and for the reasons set forth below, the Board believes it is not in the best interests of 3M or its stockholders for the Board to adopt the Holy Land Principles.

1.	3M already has established solidly its commitment to upholding human and workplace rights in all 3M operations. 3M’s Global Human Rights Policy statement, which was adopted in 2013, reinforces the Company’s commitment to providing a workplace that is safe, healthy, free from violence, harassment, or discrimination, and compliant with applicable laws relating to wages, work hours, and work conditions. Similarly, 3M became a member of the U.N. Global Compact (UNGC) in early 2014, thereby committing to align our operations and strategies with the UNGC principles on human rights. While 3M has always acted in accordance with the core values represented by the UNGC, we remain proud to formalize our commitment to its 10 principles, including the areas of human rights, labor, and environmental, and to grow our partnership with the organization. 3M’s approach to managing and ensuring human rights aligns with 3M’s Code of Conduct, (available in various languages on our Company website, at www.3m.com/3M/en_US/company-us/about-3m/), which recognizes the right of all employees globally to have a respectful workplace. Likewise, our commitment is embodied in 3M’s Human Resource Principles, which respect the dignity and worth of all individuals, encourage the initiative of each employee, challenge individual capabilities, and provide equal opportunity for development for all. Importantly, unlike the practices set forth in the Holy Land Principles, which emphasize only one area of the world, our commitments transcend a single area and apply to all our operations globally.
2.	Our Company also places great value on ethical conduct and sustainability around the world, with initiatives that far outreach the training and development guidelines identified in the Holy Land Principles. We have been recognized four years in a row by The Ethisphere® Institute as one of The World’s Most Ethical Companies® (2014, 2015, 2016 and 2017). Our Sustainability goals, which can be found in our annual Sustainability Report on our Company website at www.3m.com/3M/en_US/sustainability-report/, and on which our progress is measured on an ongoing basis, include actions in support of the education and development of our employees and our communities. We will continue to invest in increasing access for people worldwide to science, technology, engineering, math, and business skills. We are committed to improving lives through investments in environment, health and safety programs, and to strengthening our pipeline of diverse talent in every region in which we operate as a core part of our sustainability strategy. We aspire to provide training to 5 million people globally on worker and patient safety. The ethical treatment of people inside and outside 3M is a clearly established priority for our Company.
3.	3M values diversity in the workforce and in the global markets and communities we serve. At 3M, diversity is essential to innovation. We are fortunate to have a global workforce, and we celebrate this diversity every day. It is an integral part of who we are as a company. We recruit, hire, retain, and advance the best talent globally, while offering an inclusive environment where each individual can be and give their best. 3M has formed strategic partnerships with many professional associations, colleges, and universities to help identify diverse, well qualified candidates. We actively support career enrichment opportunities for people from diverse backgrounds. We have a long history of providing financial and in-kind donations, including product donations and volunteer support, to diversity-targeted institutions and nonprofit organizations. Our community investments enhance community vibrancy by improving standards of living, preparing youth for success, supporting the arts, and contributing to global humanitarian relief efforts. In short, we believe that our deep commitment to diversity brings business, social, cultural, and economic benefits, and it is pervasive in all we do.

For all these reasons, the adoption of the regionally focused Holy Land Principles and the administrative requirements contained therein is unnecessary, burdensome, and not in the best interests of 3M or its stockholders.

RECOMMENDATION OF THE BOARD

The Board of Directors unanimously recommends a vote “AGAINST” this proposal. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in voting the proxy.

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STOCK OWNERSHIP
INFORMATION

Security Ownership of Management

The following table includes all 3M stock based holdings, as of February 28, 2017, of the directors and the Named Executive Officers set forth in the Summary Compensation Table, and the directors and executive officers as a group.

Common Stock and Total Stock-Based Holdings

NAME AND PRINCIPAL POSITION	STOCK(1)	RESTRICTED STOCK UNITS(2)	DEFERRED STOCK(3)	TOTAL(4)	PERCENT OF CLASS
Sondra L. Barbour, Director	—	—	2,416	2,416	(5)
Thomas “Tony” K. Brown, Director	—	—	3,700	3,700	(5)
Vance D. Coffman, Director	6,446	—	39,185	45,631	(5)
David B. Dillon, Director	—	—	1,398	1,398	(5)
Michael L. Eskew, Director	—	—	34,265	34,265	(5)
Herbert L. Henkel, Director	—	—	29,640	29,640	(5)
Muhtar Kent, Director	—	—	7,794	7,794	(5)
Edward M. Liddy, Director	—	—	49,855	49,855	(5)
Gregory R. Page, Director	1,000	—	1,321	2,321	(5)
Robert J. Ulrich, Director	16,221	—	6,797	23,018	(5)
Patricia A. Woertz, Director	876	—	—	876	(5)
Inge G. Thulin, Director,	1,066,714	—	136,576	1,203,290	(5)
Chairman of the Board, President and Chief Executive Officer
Nicholas C. Gangestad,	106,978	—	11,507	118,485	(5)
Senior Vice President and Chief Financial Officer
Michael F. Roman,	125,396	12,646	6,499	144,541	(5)
Executive Vice President
Joaquin Delgado,	280,618	—	—	280,618	(5)
Executive Vice President
Michael G. Vale,	199,246	12,646	8,047	219,939	(5)
Executive Vice President
All Directors and Executive Officers as a Group (27 persons)	3,190,595	67,466	351,915	3,609,976	(5)

FOOTNOTES TO COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS TABLE

(1) This column lists beneficial ownership of 3M common stock as calculated under Securities and Exchange Commission rules. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. In accordance with Securities and Exchange Commission rules, this column also includes shares that may be acquired pursuant to stock options that are or will be exercisable within 60 days of February 28, 2017, as follows: Mr. Thulin 1,003,846, Mr. Gangestad 96,984, Mr. Roman 119,376, Mr. Delgado 245,910, and Mr. Vale 184,064.

(2) This column reflects restricted stock units that generally vest over a three- to five-year period, assuming continued employment until each vesting date (or until the individual retires from the Company, in some cases). The executive officers do not have voting power with respect to the shares listed in this column.

(3) This column reflects shares earned by the directors as a result of their service on the Board of Directors, the payout of which has been deferred until following the termination of their membership on the Board of Directors. This column also includes the following shares of the Company’s common stock which the executive officers are entitled to receive following their retirement from the Company as a result of their election to defer the payout of their performance share awards granted under the Company’s long-term incentive plan: Mr. Thulin 136,576, Mr. Gangestad 11,507, Mr. Roman 6,499, and Mr. Vale 8,047, and All Directors and Executive Officers as a Group 351,915. Neither the directors nor the executive officers have voting power with respect to the shares listed in this column.

(4) This column shows the individual’s total 3M stock-based holdings, including the securities shown in the “Stock” column (as described in note 1), in the “Restricted Stock Units” column (as described in note 2), and in the “Deferred Stock” column (as described in note 3).

(5) Each director and executive officer individually, and All Directors and Executive Officers as a Group, beneficially owned less than one percent of the outstanding common stock of the Company.

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Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial owners of more than 5 percent of the outstanding shares of 3M common stock.

NAME/ADDRESS	COMMON STOCK BENEFICIALLY OWNED	PERCENT OF CLASS
State Street Corporation(1)
State Street Financial Center
One Lincoln Street
Boston, MA 02111	45,814,616	7.62
The Vanguard Group(2)
100 Vanguard Blvd.
Malvern, PA 19355	43,987,411	7.31
BlackRock, Inc.(3)
55 East 52nd Street
New York, NY 10055	35,967,152	6.0

(1) In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017, State Street Corporation reported that, as of December 31, 2016, it had shared voting power with respect to 45,814,616 shares of 3M common stock and shared dispositive power with respect to 45,814,616 shares of 3M common stock. State Street Bank and Trust Company, an affiliate of State Street Corporation, reported that, as of December 31, 2016, acting in various capacities, it had shared voting power with respect to 36,432,004 shares of 3M common stock and shared dispositive power with respect to 36,432,004 shares of 3M common stock. Of these shares, 14,740,102 shares were held as trustee or investment manager for certain 3M savings plan, including the Company’s Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan, which are 401(k) retirement savings plans. State Street Bank and Trust Company provides custody, investment management, and corporate finance services to the Company and a number of employee benefit plans sponsored by the Company and its affiliates. The 3M Employee Retirement Income Plan, the 3M Voluntary Investment Plan and Employee Stock Ownership Plan, the 3M Savings Plan, 3M Retiree Welfare Benefit Plan and the 3M Employees’ Welfare Benefits Association (Trust II) Plan utilize State Street Global Advisors, an affiliate of State Street Bank and Trust Company, as an investment manager. State Street Bank and Trust Company also provides custody services for the Company’s defined contribution plans in the U.S. Further, State Street Bank and Trust Company is a participant of 3M Company’s $3.75 billion revolving credit agreement dated March 9, 2016. In total, the Company and the various employee benefit plans paid fees of $2.8 million to State Street Bank and Trust Company and its affiliates in 2016. The fees paid are reviewed by the Company (with respect to the credit agreement) and the fiduciaries of the employee benefit plans and are determined to be reasonable for the services provided.

(2) In a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017, The Vanguard Group reported that, as of December 31, 2016, it had sole voting power with respect to 937,201 shares, shared voting power with respect to 116,804 shares, sole dispositive power with respect to 42,939,475 shares, and shared dispositive power with respect to 1,047,936 shares. Vanguard provides investment management services to the Company’s defined contribution plans in the U.S. through co-mingled mutual fund vehicles. The 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan use these investments in their defined contribution investment choices. Fees paid for investment management of these funds are incorporated into the fund NAV on a daily basis and fully disclosed as an expense ratio for the funds. As a result, these fees are paid by participants in the Company’s defined contribution plans and are not paid by the Company. The total amount of the fees will fluctuate based on the plan participant allocation decisions. The fees paid are reviewed by the fiduciaries of the retirement plans and are determined to be reasonable for the services provided.

(3) In a Schedule 13G/A filed with the Securities and Exchange Commission on January 19, 2017, BlackRock, Inc. reported that, as of December 31, 2016, it had sole voting power with respect to 30,650,815 shares and sole dispositive power with respect to 35,967,152 shares, of which 15,781 shares were held as investment manager for the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan. BlackRock, Inc. and its affiliates provide investment management services to several employee benefit plans sponsored by the Company and its Canadian affiliate. The 3M Employee Retirement Income Plan, the 3M Voluntary Investment Plan and Employee Stock Ownership Plan, the 3M Savings Plan and the 3M Canada Company Master Trust utilize these investment management services. In total, the various employee benefit plans paid fees of $2.6 million in 2016 to BlackRock, Inc. and its affiliates, a majority of which was paid by the participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan. The fees paid are reviewed by the fiduciaries of the employee benefit plans and are determined to be reasonable for the services provided.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person owning more than 10 percent of the outstanding shares of 3M common stock, to file with the Securities and Exchange Commission reports regarding their ownership and changes in their ownership of our stock. As a practical matter, 3M assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. 3M believes that during 2016, its directors and executive officers timely filed all required Section 16(a) reports. In making this statement, 3M has relied upon examination of copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

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OTHER
INFORMATION

Proxy Statement

The Board of Directors (the “Board”) of 3M Company, a Delaware corporation (“3M” or the “Company”) is soliciting proxies for the Company’s Annual Meeting of Stockholders. You are receiving a Proxy Statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy you can vote, whether or not you attend the meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

The information included in this Proxy Statement relates to proposals to be voted on at the meeting (if properly presented), the voting process, 3M’s Board and Board committees, the compensation of directors and certain executive officers, and other required information.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect the directors identified in this Proxy Statement and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

How do I attend the 2017 Annual Meeting? What do I need to bring?

Only stockholders who held shares of 3M common stock as of the close of business on March 14, 2017, the record date, are invited to attend the Annual Meeting. To attend the meeting, you will need to bring an admission ticket and a valid government issued photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 16-digit control number to access www.proxyvote.com. You can find your control number on:

●	your proxy card included in this Proxy Statement if it was mailed to you;
●	your Notice of Internet Availability of Proxy Materials if you received proxy materials via electronic delivery; or
●	your voting instruction card if you hold your shares in street name through a broker or other nominee.

If you are not a record date stockholder, you may be admitted to the meeting only if you have a valid legal proxy from a record date stockholder who has obtained an admission ticket. You must present that proxy and admission ticket, as well as a valid government issued photo identification, at the entrance to the meeting.

On the day of the meeting, an admission ticket, along with a valid government issued photo identification such as a driver’s license or passport, must be presented in order to be admitted to the Annual Meeting. Please note that seating is limited, and admission is on a first-come, first-served basis.

For questions about admission to the Annual Meeting, please contact us at 1-800-3M HELPS (1-800-364-3577).

If you do not provide photo identification or comply with the other procedures outlined here, you will not be admitted to the Annual Meeting.

Use of cameras, recording devices, computers and other electronic devices, such as smartphones and tablets, will not be permitted at the meeting. For security reasons, you will be required to enter through a metal detector before being granted access to the meeting. No large bags or packages are allowed at the meeting.

How do I listen to the live webcast?

If you are unable to attend the Annual Meeting, you can listen to the live webcast of the business portion of the meeting by visiting http://investors.3M.com, or www.3M.com under Investor Relations — Annual Meeting Live Webcast.

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Information About the Notice of Internet Availability of Proxy Materials

Why did I receive a Notice of Internet Availability of the proxy materials and not the printed proxy materials?

The Securities and Exchange Commission allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. In addition, we are providing the notice and proxy materials by e-mail to some of our stockholders who previously consented to electronic delivery of proxy materials. Those stockholders should have received an e-mail containing a link to the Web site where the proxy materials are available, as well as a link to the proxy voting Web site. All stockholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to receive proxy materials in printed form by mail or to access them electronically in connection with future distributions of proxy materials. Distributing proxy materials electronically conserves natural resources and reduces the costs of printing and distributing our proxy materials.

Why did I receive a printed copy of the proxy materials and not the Notice of Internet Availability of Proxy Materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability of Proxy Materials.

How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions to view the materials. You will need to provide the control number printed in the box marked by the arrow located on your Notice of Internet Availability of Proxy Materials (see example below — the information in the box is an example only — your number will be different and is unique to you).

1234 5678 9012 3456

What if I prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy of the proxy materials (including the Notice of Annual Meeting, Proxy Statement, and 2016 Annual Report) at no cost by using one of the three methods below. You will need to provide the control number printed in the box marked by the arrow located on your Notice of Internet Availability of Proxy Materials (see example above — the information in the box is an example only — your number will be different and is unique to you).

●	By INTERNET at www.proxyvote.com;
●	By TELEPHONE, toll-free at 1-800-579-1639; or
●	By sending an E-MAIL to sendmaterial@proxyvote.com (simply provide in the subject line the control number printed in the box marked by the arrow from your Notice of Internet Availability of Proxy Materials; no other information is necessary).

Can I request to receive my Notice of Internet Availability of Proxy Materials by e-mail rather than by mail?

You may request to receive proxy materials for future meetings by e-mail via www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the Web site where those materials are available and a link to the proxy voting Web site. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Please note that you MAY NOT USE your Notice of Internet Availability of Proxy Materials to vote your shares; it is NOT a form for voting. If you return the Notice of Internet Availability of Proxy Materials in an attempt to vote your shares, that vote will not count.

For more information about the Notice of Internet Availability of Proxy Materials, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml

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Stockholders Entitled to Vote

Each share of our common stock outstanding as of the close of business on March 14, 2017, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 597,596,831 shares of common stock issued and outstanding.

Most 3M stockholders hold their shares through a broker, bank, trustee, or other nominee (which for simplicity we refer to as a “broker or other nominee”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

STOCKHOLDER OF RECORD

If your shares are registered directly in your name with 3M’s transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and the Notice of Internet Availability of Proxy Materials, or if you requested paper delivery, a copy of these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the Notice of Internet Availability of Proxy Materials and below under the heading “Voting Methods.”

BENEFICIAL OWNER

If your shares are held by a broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or other nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you obtain a legal proxy from the broker or other nominee. Your broker or other nominee is obligated to provide you with a voting instruction card for you to use. You may also vote on the Internet or by telephone, as described in the Notice of Internet Availability of Proxy Materials and below under the heading “Voting Methods.” If you fail to provide voting instructions to your broker or other nominee, it will have discretion to vote your shares with respect to Proposal 2, but not with respect to Proposals 1, 3, 4, or 5, as described below under “Voting Requirements to Elect Directors and Approve Each of the Proposals Described in this Proxy Statement.”

PLAN ACCOUNTS

If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is considered the stockholder of record. Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee on how to vote the shares allocated to their account via the Internet, by telephone, or by signing and submitting the proxy card as described in the Notice of Internet Availability of Proxy Materials and below under the heading “Voting Methods.” Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these instructions, the trustee will vote your shares as described in the proxy card.

Proposals you are Asked to Vote on and the Board’s Voting Recommendations

The following proposals are included in this Proxy Statement and are scheduled to be voted on at the meeting. 3M’s Board recommends that you vote your shares as indicated below.

PROPOSALS:		THE BOARD’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:
1.	Elect the eleven directors identified in this Proxy Statement, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of skills and qualifications to the Board and can represent the Interests of all stockholders.	Page 6

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PROPOSALS:		THE BOARD’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:
2.	Ratify the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm for 2017.	“FOR”	Based on its assessment of the qualifications and performance of PricewaterhouseCoopers LLP (“PwC“), the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain PwC.	Page 31
3.	Approve, on an advisory basis, the compensation of our named executive officers.	“FOR”	Our executive compensation program appropriately aligns our executives’ compensation with the performance of the Company and its business units as well as their individual performance.	Page 35
4.	Approve, on an advisory basis, the frequency of advisory votes on executive compensation.	Every “1 year”	The Board believes that annual votes will provide the clearest and most useful feedback from stockholders to the Company and the Compensation Committee in this important area.	Page 36
5.	Stockholder proposal on Implementation of Holy Land Principles, if properly presented at the meeting.	“AGAINST”	See the Board’s opposition statement.	Page 70

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board as proxy holders — Nicholas C. Gangestad, Gregg M. Larson, and Inge G. Thulin — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Voting Requirements to Elect Directors and Approve Each Of The Proposals Described In This Proxy Statement

QUORUM

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. As discussed below, a “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner.

BROKER VOTING

Under New York Stock Exchange (“NYSE”) rules, brokers have discretionary authority to vote their clients’ shares in “routine” matters (including Proposal 2, the ratification of PwC as our independent registered public accounting firm) so long as the beneficial owner of those shares did not provide voting instructions to the broker at least ten days before the stockholder meeting. Director elections, stockholder proposals, and executive compensation matters, including say-on-pay proposals and the equity compensation plan, are not considered “routine” matters for these purposes. As a result, if you do not provide your broker with instructions as to how to vote your shares, your broker will be prohibited from voting on Proposals 1, 3, 4, and 5, resulting in a “broker non-vote” with respect to those proposals.

If you are a beneficial owner (other than as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan), your broker or other nominee is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017, even if it does not receive voting instructions from you.

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ELECTION OF DIRECTORS

In accordance with 3M’s Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election) with respect to that director’s election at any meeting for the election of directors at which a quorum is present. However, if the number of nominees exceeds the number of directors to be elected (a “Contested Election”) as of the tenth (10th) day preceding the date the Company first mails its notice of the meeting to its stockholders, the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes will be elected to serve as directors).

For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by issuing a press release and filing appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to the procedures described above shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken. However, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director’s resignation, or whether to take other action with respect to such director.

If the Board of Directors accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

ALL OTHER PROPOSALS	The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve Proposals 2, 3, and 5. Proposal 4, with multiple choices, is subject to a plurality vote standard. In tabulating the voting result for any particular proposal, abstentions and, if applicable, “broker non-votes” are not counted as votes “FOR” or “AGAINST” the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote “AGAINST.”

Voting Methods

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or by voting in person at the Annual Meeting by requesting a ballot. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee or in person at the Annual Meeting by requesting a legal proxy from your broker or other nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee.

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The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 11:59 p.m., Eastern Daylight Time, on May 8, 2017. Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 11:59 p.m., Eastern Daylight Time, on May 7, 2017.

VOTE BY INTERNET www.proxyvote.com

If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card or the Notice of Internet Availability of Proxy Materials in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE 1-800-690-6903

If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card or the Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

VOTE BY MAIL Sign and mail your proxy card

You may vote by signing and submitting your proxy card to the Company. If you provide specific voting instructions in your proxy card, your shares will be voted as you instruct. If you sign your proxy card, but do not provide voting instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 8, 2017 (or by May 7, 2017 for participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan), to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For shares held in street name, you may direct your broker or other nominee on how to vote your shares by following the instructions set forth in the voting instruction card that your broker or other nominee has provided.

VOTE IN PERSON May 9, 2017 - 8:30 a.m., Eastern Daylight Time Conrad Indianapolis 50 West Washington Street Indianapolis, Indiana 46204

If you are a stockholder of record, you may grant your proxy to 3M or vote in person at the Annual Meeting by requesting a ballot at the meeting. If you are a street name holder, you may vote in person at the Annual Meeting only if you obtain a legal proxy from your broker or other nominee.

ALL SHARES THAT HAVE BEEN PROPERLY VOTED AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING.

Changing your Vote

You may change your proxy voting instructions at any time prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions), so long as the new vote is received before the deadlines described above under the heading “Voting Methods.” You may also change your vote by granting a new proxy or by voting in person at the Annual Meeting.

80  |  3M

Counting the Vote

In the election of directors, you may vote “FOR” or “AGAINST” one or more of the nominees or you may “ABSTAIN.” Abstentions will have no effect on the outcome of the election of directors. For Proposals 2, 3, and 5, you may vote “FOR,” “AGAINST,” or “ABSTAIN,” but please note that abstentions will have the same effect as a vote “AGAINST.” Proposal 4, with multiple choices, is subject to a plurality vote standard. If you sign your proxy card or broker voting instruction card but provide no voting instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in “Stockholders Entitled to Vote” beginning on page 77.

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspectors of election.

Confidentiality

The Company’s Board of Directors has a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

Results of the Vote

We will issue a press release announcing the preliminary voting results for items of business properly presented at the meeting and will disclose the results for those items in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days of the Annual Meeting date. The press release with voting results will also be available on our Web site at www.3M.com/profile/pressbox/index.jhtml.

Delivery of Documents to Stockholders Sharing an Address

Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family (a practice called “householding”). We believe that householding benefits both you and the Company by eliminating duplicate mailings to stockholders living at the same address and by reducing our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by calling 1-800-579-1639, by going to www.proxyvote.com, by e-mailing sendmaterial@proxyvote.com, or by writing to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if your household received multiple sets of proxy materials this year, and members of your household who are entitled to receive proxy materials would all prefer to receive only a single set of proxy materials, you may submit such a request as specified in the preceding sentence.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or other nominee directly to discontinue duplicate mailings to your household.

2017 Proxy Statement  |  81

List of Stockholders

A list of the stockholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting for any purpose germane to the meeting. The list also will be available for ten days prior to the meeting between the hours of 7:45 a.m. and 4:30 p.m., Eastern Daylight Time, at our offices at Aearo Technologies, 7911 Zionsville Road, Indianapolis, Indiana 46268, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $20,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

Our transfer agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.shareowneronline.com, or in writing, P.O. Box 64854, St. Paul, MN 55164-0854.

Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting

In order for a stockholder proposal to be considered for inclusion in 3M’s Proxy Statement for next year’s Annual Meeting, our Corporate Secretary must receive the proposal by November 22, 2017. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company) to: Gregg M. Larson, Vice President, Deputy General Counsel and Secretary, 3M Company, 3M Center, Building 220-14W-06, St. Paul, MN 55144-1000. Such proposals must comply with the Securities and Exchange Commission’s regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials, such as the stockholder continuing to own a minimum number of shares until the Annual Meeting and appearing in person or through an authorized representative at the meeting to present the proposal.

Alternatively, stockholders intending to present a proposal at next year’s Annual Meeting without having it included in the Company’s Proxy Statement must comply with the requirements set forth in the Company’s Bylaws, a copy of which is available at www.3M.com under Investor Relations — Governance. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder no earlier than the close of business on November 22, 2017, and no later than the close of business on December 22, 2017. The notice must contain the information required by our Bylaws.

Proposals received by the Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at next year’s Annual Meeting.

By Order of the Board of Directors.

Gregg M. Larson
Vice President, Deputy General Counsel and Secretary

82  |  3M

APPENDIX A - SUPPLEMENTAL FINANCIAL
INFORMATION — NON-GAAP MEASURES

Reconciliation of GAAP to Non-GAAP Financial Measures
(Millions, except per-share amounts)
(Unaudited)

In addition to discussing certain financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the Company also discusses certain non-GAAP measures. The reconciliation provided below reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures for the twelve months ended December 31:

MAJOR GAAP CASH FLOW CATEGORIES	2016	2015
Net cash provided by operating activities	$6,662	$6,420
Net cash used in investing activities	(1,403)	(2,817)
Net cash used in financing activities	(4,626)	(3,648)

FREE CASH FLOW (NON-GAAP MEASURE)	2016	2015
Net cash provided by operating activities	$6,662	$6,420
Purchases of property, plant and equipment	(1,420)	(1,461)
Free Cash Flow(a)	$5,242	$4,959
Net Income Attributable to 3M	$5,050	$4,833
Free Cash Flow Conversion(a)	104%	103%

(a) Free cash flow and free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the Company and its ability to generate cash.

2017 Proxy Statement  |  83

RETURN ON INVESTED CAPITAL (NON-GAAP MEASURE)	2016	2015
Net income including non-controlling interest	$5,058	$4,841
Interest expense (after-tax)(1)	143	106
Adjusted net income (return)	$5,201	$4,947
Average shareholders’ equity (including non-controlling interest)(2)	$11,316	$12,484
Average short-term and long-term debt(3)	11,725	9,266
Average invested capital	$23,041	$21,750
Return on Invested Capital(b)	22.6%	22.7%
(1) Effective income tax rate used for interest expense	28.3%	29.1%
(2) Calculation of average equity (includes non-controlling interest)
Ending total equity as of:
March 31	$11,495	$13,673
June 30	11,658	12,851
September 30	11,769	11,945
December 31	10,343	11,468
Average total equity	$11,316	$12,484
(3) Calculation of average debt
Ending short-term and long-term debt as of:
March 31	$11,139	$6,566
June 30	11,749	8,484
September 30	12,361	11,216
December 31	11,650	10,797
Average short-term and long-term debt	$11,725	$9,266

(b) Return on Invested Capital (ROIC) is not defined under U.S. generally accepted accounting principles. Therefore, ROIC should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines ROIC as adjusted net income (net income including non-controlling interest plus after-tax interest expense) divided by average invested capital (equity plus debt). The Company believes ROIC is meaningful to investors as it focuses on shareholder value creation.

84  |  3M

ADMISSION TICKET AND PHOTO ID REQUIRED FOR THE ANNUAL MEETING

Please note that you will need an admission ticket and a valid photo ID to attend the Annual Meeting. For more details, please read “Annual Meeting Admission” on page 75 of the Proxy Statement.

Time and Date
8:30 a.m., Eastern Daylight Time
Tuesday, May 9, 2017

Place
Conrad Indianapolis
50 West Washington Street
Indianapolis, Indiana 46204

This Proxy Statement was printed on recycled paper with soy based inks in a facility that uses 100% renewable wind energy.

3M CENTER
BLDG. 220-9E-02
ST. PAUL, MN 55144-1000
SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 8, 2017*. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 8, 2017*. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 8, 2017*.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by 3M Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

*Up until 11:59 p.m. Eastern Daylight Time on May 7, 2017, for participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E18873-P87294-Z69456	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
3M COMPANY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

Vote on Directors

1.	To elect eleven members to the Board of Directors, each for a term of one year.
			For	Against	Abstain
Nominees:

	1a.	Sondra L. Barbour	☐	☐	☐

	1b.	Thomas "Tony" K. Brown	☐	☐	☐

	1c.	Vance D. Coffman	☐	☐	☐

	1d.	David B. Dillon	☐	☐	☐

	1e.	Michael L. Eskew	☐	☐	☐

	1f.	Herbert L. Henkel	☐	☐	☐

	1g.	Muhtar Kent	☐	☐	☐

	1h.	Edward M. Liddy	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

				For	Against	Abstain

	1i.	Gregory R. Page		☐	☐	☐

	1j.	Inge G. Thulin		☐	☐	☐

	1k.	Patricia A. Woertz		☐	☐	☐

2.	To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm.			☐	☐	☐

3.	Advisory approval of executive compensation.			☐	☐	☐

The Board of Directors recommends you vote for every "1 Year" on proposal 4:			1 Year	2 Years	3 Years	Abstain

4.	Advisory approval of the frequency of advisory votes on executive compensation.		☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5:				For	Against	Abstain

5.	Stockholder proposal on implementation of Holy Land Principles.			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 9, 2017, 8:30 a.m. Eastern Daylight Time
Conrad Indianapolis
50 West Washington Street
Indianapolis, Indiana 46204

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you plan to attend the meeting in person, please register and print an admission ticket in advance at www.proxyvote.com, following the instructions set forth in the Proxy Statement.
You will need the 16-digit control number printed on the other side of this proxy card.
Questions? Please contact us at 1-800-364-3577

E18874-P87294-Z69456

3M COMPANY

The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 9, 2017.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Gregg M. Larson, Nicholas C. Gangestad, and Inge G. Thulin or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2017 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

FOR PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (VIP), AND THE 3M SAVINGS PLAN:

In accordance with the terms of the VIP and Savings Plan, shares allocated to the respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants, as named fiduciaries for voting purposes in the VIP and the Savings Plan, may instruct State Street (as VIP and the Savings Plan trustee) how to vote a proportionate number of the allocated shares for which no instructions are received by following the same instructions. If no instructions are provided or if this card is not received on or before May 7, 2017, shares held in the respective accounts in the VIP and the Savings Plan will be voted by the trustee in the same proportion that the other participants in the VIP and the Savings Plan direct the trustee to vote shares in the respective accounts.

Address changes/comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and must be signed and dated on the other side)